Exhibit 10.9

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Agreement”) dated as of September 5, 2018 (the “Effective Date”) among SILICON VALLEY BANK, a California corporation (“Bank”), UPSTART HOLDINGS, INC., a Delaware corporation (“Upstart Holdings”), and UPSTART NETWORK, INC., a Delaware corporation (“Upstart Network”, together with Upstart Holdings, each a “Co-Borrower” and collectively, “Co-Borrowers”), provides the terms on which Bank shall lend to Co-Borrowers, and Co-Borrowers shall repay Bank and amends and supersedes, in its entirety, that certain Loan and Security Agreement by and between Bank and Co-Borrowers dated as of February 1, 2016 (as amended from time to time, the “Original Agreement”). The parties agree as follows:

1 ACCOUNTING AND OTHER TERMS

Accounting terms not defined in this Agreement shall be construed following GAAP. Calculations and determinations must be made following GAAP. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Section 13. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein.

2 LOAN AND TERMS OF PAYMENT

2.1 Promise to Pay. Co-Borrowers hereby unconditionally promise to pay Bank the outstanding principal amount of all Credit Extensions and accrued and unpaid interest thereon as and when due in accordance with this Agreement.

2.1.1 Revolving Line.

(a) Availability. Subject to the terms and conditions of this Agreement and to deduction of Reserves, Bank shall make Advances not exceeding the Availability Amount. Amounts borrowed under the Revolving Line may be repaid and, prior to the Revolving Line Maturity Date, reborrowed, subject to the applicable terms and conditions precedent herein.

(b) Termination; Repayment. The Revolving Line terminates on the Revolving Line Maturity Date, when the principal amount of all Advances, the unpaid interest thereon, and all other Obligations relating to the Revolving Line shall be immediately due and payable.

2.1.2 Growth Capital Advance.

(a) Availability. Pursuant to the terms of the Original Agreement, Bank has made a single growth capital advance to Co-Borrowers in the aggregate principal amount of Five Million Five Hundred Thousand Dollars ($5,500,000) (the “Growth Capital Advance”). As of the Effective Date, the outstanding principal amount of the Growth Capital Advance is Four Million Nine Hundred Fifty Thousand Dollars and One Cent ($4,950,000.01).

(b) Repayment. Co-Borrowers shall continue to repay the Growth Capital Advance in (i) thirty (30) equal monthly installments of principal, plus (ii) monthly payments of accrued interest at the rate set forth in Section 2.3(a)(ii). All outstanding principal and accrued and unpaid interest under the Growth Capital Advance, and all other outstanding Obligations with respect to the Growth Capital Advance, are due and payable in full on the Growth Capital Maturity Date.

(c) Permitted Prepayment. A Co-Borrower shall have the option to prepay the Growth Capital Advance in whole or in part, provided such Co-Borrower (i) delivers written notice to Bank of its election to prepay the Growth Capital Advance at least five (5) days prior to such prepayment, and (ii) pays, on the date of such prepayment (A) the outstanding principal plus accrued and unpaid interest with respect to the Growth Capital Advance, and (B) all other sums, including Bank Expenses, if any, that shall have become due and payable with respect to the Growth Capital Advance, including interest at the Default Rate with respect to any past due amounts.

(d) Mandatory Prepayment Upon an Acceleration. If the Growth Capital Advance is accelerated by Bank following the occurrence and during the continuance of an Event of Default, Co-Borrowers shall immediately pay to Bank an amount equal to the sum of (i) all outstanding principal plus accrued and unpaid interest with respect to the Growth Capital Advance, and (ii) all other sums, including Bank Expenses, if any, that shall have become due and payable with respect to the Growth Capital Advance, including interest at the Default Rate with respect to any past due amounts.

2.2 Overadvances. If, at any time, the outstanding principal amount of any Advances exceeds the lesser of either the Revolving Line or the Borrowing Base, Co-Borrowers shall immediately pay to Bank in cash the amount of such excess (such excess, the “Overadvance”). Without limiting Co-Borrowers’ obligation to repay Bank any Overadvance, Co-Borrowers agree to pay Bank interest on the outstanding amount of any Overadvance, on demand, at a per annum rate equal to the rate that is otherwise applicable to Advances plus five percent (5.0%).

2.3 Payment of Interest on the Credit Extensions.

(a) Interest Rates.

(i) Advances. Subject to Section 2.3(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to one percentage point (1.00%) above the Prime Rate, which interest shall be payable monthly in accordance with Section 2.3(e) below.

(ii) Growth Capital Advance. Subject to Section 2.3(b), the principal amount outstanding for the Growth Capital Advance shall accrue interest at a floating per annum rate equal to one and three-quarters percentage points (1.75%) above the Prime Rate, which shall be payable monthly.

(b) Default Rate. Immediately upon the occurrence and during the continuance of an Event of Default, Obligations shall bear interest at a rate per annum which is three percent (3.00%) above the rate that is otherwise applicable thereto (the “Default Rate”). Fees and expenses which are required to be paid by Co-Borrowers pursuant to the Loan Documents (including, without limitation, Bank Expenses) but are not paid when due shall bear interest until paid at a rate equal to the highest rate applicable to the Obligations. Payment or acceptance of the increased interest rate provided in this Section 2.3(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Bank.

(c) Adjustment to Interest Rate. Changes to the interest rate of any Credit Extension based on changes to the Prime Rate shall be effective on the effective date of any change to the Prime Rate and to the extent of any such change.

(d) Minimum Interest. In the event the aggregate amount of interest earned by Bank under the Revolving Line in any month (such period, the “Minimum Interest Period,” which period shall begin on the Effective Date and continue with each month thereafter until the earlier of the Revolving Line Maturity Date or the date this Agreement is terminated) is less than the Minimum Interest Amount (inclusive of any collateral monitoring fees and float charges but exclusive of any unused line fees or any other fees and charges hereunder) (“Minimum Interest”), Co-Borrowers shall pay to Bank, upon demand by Bank, an amount equal to (i) the Minimum Interest Amount minus (ii) the aggregate amount of all interest earned by Bank under the Revolving Line (inclusive of any collateral monitoring fees and float charges but exclusive of any unused line fees or any other fees and charges hereunder) in such Minimum Interest Period. The amount of Minimum Interest charged shall be prorated for any partial Minimum Interest Period. Co-Borrowers shall not be entitled to any credit, rebate, or repayment of any Minimum Interest pursuant to this Section 2.3(d) notwithstanding any termination of this Agreement or the suspension or termination of Bank’s obligation to make loans and advances hereunder. Bank may deduct amounts owing by Co-Borrowers under this Section 2.3(d) pursuant to the terms of Section 2.5(c). Bank shall provide Co-Borrowers written notice of deductions made from the Designated Deposit Account pursuant to the terms of this Section 2.3(d).

(e) Payment; Interest Computation. Unless otherwise specified, interest is payable monthly on the Payment Date of each month and shall be computed on the basis of a 360-day year for the actual number of days elapsed. In computing interest, (i) all payments received after 12:00 p.m. Pacific time on any day shall be deemed received at the opening of business on the next Business Day, and (ii) the date of the making of any Credit Extension shall be included and the date of payment shall be excluded; provided, however, that if any Credit Extension is repaid on the same day on which it is made, such day shall be included in computing interest on such Credit Extension.

2.4 Fees and Expenses. Co-Borrowers shall pay to Bank:

(a) Revolving Line Commitment Fee. A fully earned, non-refundable commitment fee of Forty Five Thousand Dollars ($45,000), on the Effective Date;

(b) Bank Expenses. All Bank Expenses (including reasonable attorneys’ fees and expenses for documentation and negotiation of this Agreement) incurred through and after the Effective Date, when due (or, if no stated due date, within ten (10) days after written demand by Bank).

(c) Fees Fully Earned. Unless otherwise provided in this Agreement or in a separate writing by Bank, Co-Borrowers shall not be entitled to any credit, rebate, or repayment of any fees earned by Bank pursuant to this Agreement notwithstanding any termination of this Agreement or the suspension or termination of Bank’s obligation to make loans and advances hereunder. Bank may deduct amounts owing by Co-Borrowers under the clauses of this Section 2.4 pursuant to the terms of Section 2.5(c). Bank shall provide Co-Borrowers written notice of deductions made from the Designated Deposit Account pursuant to the terms of the clauses of this Section 2.4.

2.5 Payments; Application of Payments; Debit of Accounts.

(a) All payments to be made by Co-Borrowers under any Loan Document shall be made in immediately available funds in Dollars, without setoff or counterclaim, before 12:00 p.m. Pacific time on the date when due. Payments of principal and/or interest received after 12:00 p.m. Pacific time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment shall be due the next Business Day, and additional fees or interest, as applicable, shall continue to accrue until paid.

(b) On and after the occurrence of an Event of Default that continues, Bank has the exclusive right to determine the order and manner in which all payments with respect to the Obligations may be applied. On and after the occurrence of an Event of Default that continues, Co-Borrowers shall have no right to specify the order or the accounts to which Bank shall allocate or apply any payments required to be made by Co-Borrowers to Bank or otherwise received by Bank under this Agreement when any such allocation or application is not specified elsewhere in this Agreement. Prior to the occurrence of an Event of Default that continues, Co-Borrowers have the exclusive right to determine the order and manner in which all prepayments with respect to the Obligations may be applied.

(c) Bank may debit any of Co-Borrowers’ deposit accounts, as long as it first debits the Designated Deposit Account, for principal and interest payments or any other amounts Co-Borrowers owe Bank when due. These debits shall not constitute a set-off. With respect to amounts other than principal and interest payments, Bank shall endeavor to promptly notify Co-Borrowers of any such debits to Co-Borrowers’ deposit accounts, but any failure to so notify Co-Borrowers shall not be a breach by Bank hereunder.

2.6 Withholding.

(a) Defined Terms. For purposes of this Section 2.6, the term “applicable law” includes FATCA.

(b) Payments Free of Taxes. Any and all payments by or on account of any obligation of Co-Borrowers under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law requires the deduction or withholding of any Tax from any such payment, then Co-Borrowers (or the applicable withholding agent) shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by Co-Borrowers shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.6(b)), Bank receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c) Payment of Other Taxes by Co-Borrowers. Co-Borrowers shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of Bank timely reimburse it for the payment of, any Other Taxes.

(d) Indemnification by Co-Borrowers. Co-Borrowers shall indemnify Bank within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.6(d)) payable or paid by Bank or required to be withheld or deducted from a payment to Bank and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Co-Borrowers by Bank, shall be conclusive absent manifest error.

(e) Evidence of Payments. As soon as practicable after any payment of Taxes by Co-Borrowers to a Governmental Authority pursuant to this Section 2.6, Co-Borrowers shall deliver to Bank the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Bank.

(f) Status of Lenders.

(i) Bank, and any other Person holding a beneficial interest in the right to make Credit Extensions, if entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document, shall deliver to Co-Borrowers, at the time or times reasonably requested by Co-Borrowers, such properly completed and executed documentation reasonably requested by Co-Borrowers as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, Bank and any other Person holding a beneficial interest in the right to make Credit Extensions, if reasonably requested by Co-Borrowers, shall deliver such other documentation prescribed by applicable law or reasonably requested by Co-Borrowers as will enable Co-Borrowers to determine whether or not Bank or such other Person is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth below in subparagraphs (ii)(A), (ii)(B) and (ii)(D) of this Section 2.6(f)) shall not be required if in the reasonable judgment of Bank or any other Person holding a beneficial interest in the right to make Credit Extensions such completion, execution or submission would subject Bank or such other Person to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of Bank or of such other Person.

(ii) Without limiting the generality of the foregoing,

(1) if requested by Co-Borrowers, Bank or any such other Person holding a beneficial interest in the right to make Credit Extensions that is a US Person shall deliver to Co-Borrowers on or prior to the date on which such other Person acquires a beneficial interest in the right to make Credit Extensions (and from time to time thereafter upon the reasonable request of Co-Borrowers), executed copies of IRS Form W-9 certifying that Bank or such other Person is exempt from U.S. federal backup withholding tax;

(2) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Co-Borrowers (in such number of copies as shall be requested by Co-Borrowers) on or prior to the date on which such Foreign Lender acquires a beneficial interest in the right to make Credit Extensions (and from time to time thereafter upon the reasonable request of Co-Borrowers), executed copies of the applicable IRS Form W-8, duly completed, together with such supplementary documentation as may be prescribed by applicable law (or reasonably requested by Co-Borrowers, including a customary “non-bank” certificate) to permit Co-Borrowers to determine the withholding or deduction required to be made;

(3) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Co-Borrowers (in such number of copies as shall be requested by the Recipient) on or prior to the date on which such Foreign Lender acquires a beneficial interest in the right to make Credit Extensions (and from time to time thereafter upon the reasonable request of Co-Borrowers), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Co-Borrowers to determine the withholding or deduction required to be made; and

(4) if a payment made to Bank or any other Person holding a beneficial interest in the right to make Credit Extensions would be subject to U.S. federal withholding Tax imposed by FATCA if Bank or such other Person were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), Bank or such other Person shall deliver to Co-Borrowers at the time or times prescribed by law and at such time or times reasonably requested by Co-Borrowers such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by Co-Borrowers as may be necessary for Co-Borrowers to comply with its obligations under FATCA and to determine that Bank or such other Person has complied with the obligations imposed by FATCA on Bank or such other Person or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the Effective Date.

(5) Bank and any such other Person holding a beneficial interest in the right to make Credit Extensions agree that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Co-Borrowers in writing of its legal inability to do so.

(g) Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.6 (including by the payment of additional amounts pursuant to this Section 2.6), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.6 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h) Survival. Each party’s obligations under this Section 2.6 shall survive the termination of this Agreement and the Loan Documents.

3 CONDITIONS OF LOANS

3.1 Conditions Precedent to Initial Credit Extension. Bank’s obligation to make the initial Credit Extension is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, such documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate, including, without limitation:

(a) duly executed original signatures to the Loan Documents;

(b) each Co-Borrower’s Operating Documents and long-form good standing certificates of each Co-Borrower certified by the Secretary of State (or equivalent agency) of such Co-Borrower’s jurisdiction of organization or formation and each jurisdiction in which such Co-Borrower is qualified to conduct business, each as of a date no earlier than thirty (30) days prior to the Effective Date;

(c) a secretary’s certificate of each Co-Borrower with respect to such Co-Borrower’s Operating Documents, incumbency, specimen signatures and resolutions authorizing the execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(d) duly executed original signatures to the IP Agreements;

(e) duly executed original signatures to the completed Borrowing Resolutions for each Co-Borrower;

(f) certified copies, dated as of a recent date, of financing statement searches, as Bank may request, accompanied by written evidence (including any UCC termination statements) that the Liens indicated in any such financing statements either constitute Permitted Liens or have been or, in connection with the initial Credit Extension, will be terminated or released;

(g) the Perfection Certificate of each Co-Borrower, together with the duly executed original signatures thereto;

(h) evidence, satisfactory to Bank in its sole discretion confirming that Upstart Holdings, Inc. is in good standing with the Secretary of State and the Franchise Tax Board in the state of California; and

(i) payment of the fees and Bank Expenses then due as specified in Section 2.4 hereof.

3.2 Conditions Precedent to all Credit Extensions. Bank’s obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following conditions precedent:

(a) timely receipt of the Credit Extension request and any materials and documents required by Section 3.4;

(b) the representations and warranties in this Agreement shall be true, accurate, and complete in all material respects on the date of the proposed Credit Extension and on the Funding Date of each Credit Extension; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, and no Event of Default shall have occurred and be continuing or result from the Credit Extension. Each Credit Extension is each Co-Borrower’s representation and warranty on that date that the representations and warranties in this Agreement remain true, accurate, and complete in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; and

(c) Bank has received satisfactory evidence in its good faith judgment that it is the clear intention of Co-Borrowers’ investors to not continue to fund Co-Borrowers in the amounts and timeframe to the extent necessary to enable Co-Borrowers to satisfy the Obligations as they become due and payable and that there is not a material impairment in the perfection or priority of Bank’s security interest in the Collateral.

3.3 Covenant to Deliver.

(a) Except as set forth in Section 3.3(b) below, Co-Borrowers agree to deliver to Bank each item required to be delivered to Bank under this Agreement as a condition precedent to any Credit Extension. Co-Borrowers expressly agree that a Credit Extension made prior to the receipt by Bank of any such item shall not constitute a waiver by Bank of Co-Borrowers’ obligation to deliver such item, and the making of any Credit Extension in the absence of a required item shall be in Bank’s sole discretion.

(b) As soon as possible, but in any event not later than the date that is thirty (30) days after the Effective Date, Co-Borrowers shall deliver to Bank evidence, satisfactory to Bank in its good faith business judgment confirming that the insurance policies and endorsements required by Section 6.7 hereof are in full force and effect, together with appropriate evidence showing lender loss payable and/or additional insured clauses or endorsements in favor of Bank.

3.4 Procedures for Borrowing. Subject to the prior satisfaction of all other applicable conditions to the making of an Advance set forth in this Agreement, to obtain an Advance, Co-Borrowers (via an individual duly authorized by an Administrator) shall notify Bank (which notice shall be irrevocable) by electronic mail by 12:00 p.m. Pacific time on the Funding Date of the Advance. Such notice shall be made by Co-Borrowers through Bank’s online banking program, provided, however, if Co-Borrowers are not utilizing Bank’s online banking program, then such notice shall be in a written format acceptable to Bank that is executed by an Authorized Signer. Bank shall have received satisfactory evidence that such Authorized Signer may provide such notices and request Advances. In connection with any such notification, Co-Borrowers must promptly deliver to Bank by electronic mail or through Bank’s online banking program such reports and information, including without limitation, sales journals, cash receipts journals, accounts receivable aging reports, as Bank may request in its sole discretion. Bank shall credit proceeds of an Advance to the Designated Deposit Account. Bank may make Advances under this Agreement based on instructions from an Authorized Signer or without instructions if the Advances are necessary to meet Obligations which have become due.

4 CREATION OF SECURITY INTEREST

4.1 Grant of Security Interest. Co-Borrowers hereby grant Bank, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Bank, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof.

Each Co-Borrower acknowledges that it previously has entered, and/or may in the future enter, into Bank Services Agreements with Bank. Regardless of the terms of any Bank Services Agreement, Co-Borrowers agree that any amounts Co-Borrowers owe Bank thereunder shall be deemed to be Obligations hereunder and that it is the intent of Co-Borrowers and Bank to have all such Obligations secured by the first priority perfected security interest in the Collateral granted herein (subject only to Permitted Liens that are permitted pursuant to the terms of this Agreement to have superior priority to Bank’s Lien in this Agreement).

If this Agreement is terminated, Bank’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are repaid in full in cash. Upon payment in full in cash of the Obligations (other than inchoate indemnity obligations) and at such time as Bank’s obligation to make Credit Extensions has terminated, Bank shall, at the sole cost and expense of Co-Borrowers, release its Liens in the Collateral and all rights therein shall revert to Co-Borrowers. In the event (x) all Obligations (other than inchoate indemnity obligations), except for Bank Services, are satisfied in full, and (y) this Agreement is terminated, Bank shall terminate the security interest granted either (i) if the Mezzanine Loan Documents are in full force and effect, immediately or (ii) of the Mezzanine Loan Documents are no longer in full force and effect, upon Co-Borrowers providing cash collateral acceptable to Bank in its good faith business judgment for Bank Services, if any. In the event such Bank Services consist of outstanding Letters of Credit, Co-Borrowers shall provide to Bank cash collateral (to the extent required pursuant to the immediately preceding sentence) in an amount equal to (x) if such Letters of Credit are denominated in Dollars, then at least one hundred five percent (105.0%); and (y) if such Letters of Credit are denominated in a Foreign Currency, then at least one hundred ten percent (110.0%), of the Dollar Equivalent of the face amount of all such Letters of Credit plus all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its good faith business judgment), to secure all of the Obligations relating to such Letters of Credit.

4.2 Priority of Security Interest. Co-Borrowers represent, warrant, and covenant that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral (subject only to Permitted Liens that are permitted pursuant to the terms of this Agreement to have superior priority to Bank’s Lien under this Agreement). If any Co-Borrower shall acquire a commercial tort claim with an amount at stake greater than Fifty Thousand Dollars ($50,000), such Co-Borrower shall promptly notify Bank in a writing signed by Co-Borrower of the general details thereof and grant to Bank in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Bank.

4.3 Authorization to File Financing Statements. Each Co-Borrower hereby authorizes Bank to file financing statements, without notice to such Co-Borrower, with all appropriate jurisdictions to perfect or protect Bank’s interest or rights hereunder.

5 REPRESENTATIONS AND WARRANTIES

Each Co-Borrower represents and warrants as follows:

5.1 Due Organization, Authorization; Power and Authority. Co-Borrower is duly existing and in good standing as a Registered Organization in its jurisdiction of formation and is qualified and licensed to do business and is in good standing in any jurisdiction in which the conduct of its business or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to have a material adverse effect on Co-Borrower’s business. In connection with this Agreement, Co-Borrower has delivered to Bank a completed certificate signed by Co-Borrower, entitled “Perfection Certificate” (the “Perfection Certificate”). Co-Borrower represents and warrants to Bank that (a) Co-Borrower’s exact legal name is that indicated on the Perfection Certificate and on the signature page hereof; (b) Co-Borrower is an organization of the type and is organized in the jurisdiction set forth in the Perfection Certificate; (c) the Perfection Certificate accurately sets forth Co-Borrower’s organizational identification number or accurately states that Co-Borrower has none; (d) the Perfection Certificate accurately sets forth Co-Borrower’s place of business, or, if more than one, its chief executive office as well as Co-Borrower’s mailing address (if different than its chief executive office); (e) except as set forth in the Perfection Certificate, Co-Borrower (and each of its predecessors) has not, in the past five (5) years, changed its jurisdiction of formation, organizational structure or type, or any organizational number assigned by its jurisdiction; and (f) all other information set forth on the Perfection Certificate pertaining to Co-Borrower and each of its Subsidiaries is accurate and complete (it being understood and agreed that Co-Borrower may from time to time update certain information in the Perfection Certificate after the Effective Date to the extent permitted by one or more specific provisions in this Agreement). If Co-Borrower is not now a Registered Organization but later becomes one, Co-Borrower shall promptly notify Bank of such occurrence and provide Bank with Co-Borrower’s organizational identification number.

The execution, delivery and performance by Co-Borrower of the Loan Documents to which it is a party have been duly authorized, and do not (i) conflict with any of Co-Borrower’s organizational documents, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which Co-Borrower or any of its Subsidiaries or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect), or (v) conflict with, contravene, constitute a default or breach under, or result in or permit the termination or acceleration of, any material agreement by which Co-Borrower is bound. Co-Borrower is not in default under any agreement to which it is a party or by which it is bound in which the default could reasonably be expected to have a material adverse effect on Co-Borrower’s business.

5.2 Collateral. Co-Borrower has good title to, rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder, free and clear of any and all Liens except Permitted Liens. Co-Borrower has no Collateral Accounts at or with any bank or financial institution other than Bank or Bank’s Affiliates except for the Collateral Accounts described in the Perfection Certificate delivered to Bank in connection herewith and which Co-Borrower has taken such actions as are necessary to give Bank a perfected security interest therein, pursuant to the terms of Section 6.8(b). The Accounts are bona fide, existing obligations of the Account Debtors.

The Collateral (other than Offsite Collateral) is not in the possession of any third party bailee (such as a warehouse) except as otherwise provided in the Perfection Certificate or as permitted pursuant to Section 7.2. None of the components of the Collateral shall be maintained at locations other than as provided in the Perfection Certificate or as permitted pursuant to Section 7.2.

All Inventory is in all material respects of good and marketable quality, free from material defects.

Co-Borrower is the sole owner of the Intellectual Property which it owns or purports to own except for (a) licenses permitted hereunder, (b) over-the-counter software that is commercially available to the public, (c) material Intellectual Property licensed to Co-Borrower and noted on the Perfection Certificate, and (d) open source software. Each Patent which it owns or purports to own and which is material to Co-Borrower’s business is valid and enforceable, and no part of the Intellectual Property which Co-Borrower owns or purports to own and which is material to Co-Borrower’s business has been judged invalid or unenforceable, in whole or in part. To the best of Co-Borrower’s knowledge, no claim has been made that any part of the Intellectual Property violates the rights of any third party except to the extent such claim would not reasonably be expected to have a material adverse effect on Co-Borrower’s business.

Except as noted on the Perfection Certificate or as otherwise disclosed in writing to Bank, Co-Borrower is not a party to, nor is it bound by, any Restricted License.

5.3 Reserved.

5.4 Litigation. Other than as disclosed in the Perfection Certificate or pursuant to Section 6.2 hereof, there are no actions or proceedings pending or, to the knowledge of any Responsible Officer, threatened in writing by or against Co-Borrower or any of its Subsidiaries involving more than, individually or in the aggregate, Three Hundred Fifty Thousand Dollars ($350,000).

5.5 Financial Statements; Financial Condition. All consolidated financial statements for Co-Borrower and any of its Subsidiaries delivered to Bank fairly present in all material respects Co-Borrower’s consolidated financial condition and Co-Borrower’s consolidated results of operations.

5.6 Solvency. The fair salable value of Co-Borrower’s consolidated assets (including goodwill minus disposition costs) exceeds the fair value of Co-Borrower’s liabilities; Co-Borrower is not left with unreasonably small capital after the transactions in this Agreement; and Co-Borrower is able to pay its debts (including trade debts) as they mature.

5.7 Regulatory Compliance. Co-Borrower is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended. Co-Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). Co-Borrower (a) has complied in all material respects with all Requirements of Law, and (b) has not violated any Requirements of Law the violation of which could reasonably be expected to have a material adverse effect on its business. None of Co-Borrower’s or any of its Subsidiaries’ properties or assets has been used by Co-Borrower or any Subsidiary or, to the best of Co-Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Co-Borrower and each of its Subsidiaries have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Governmental Authorities that are necessary to continue their respective businesses as currently conducted, except where the failure to do so could not reasonably be expected to have a material adverse effect on a Co-Borrower’s business or operations or have an adverse effect on Co-Borrowers’ payment or performance of the Obligations.

5.8 Subsidiaries; Investments. Co-Borrower does not own any stock, partnership, or other ownership interest or other equity securities except for Permitted Investments.

5.9 Tax Returns and Payments; Pension Contributions. Co-Borrower has timely filed, or has obtained extensions for filing (taking into account all applicable extension periods) all required tax returns and reports, and Co-Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Co-Borrower except (a) to the extent such taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor, or (b) if such taxes, assessments, deposits and contributions do not, individually or in the aggregate, exceed One Hundred Thousand Dollars ($100,000).

To the extent Co-Borrower defers payment of any contested taxes, Co-Borrower shall (i) notify Bank in writing of the commencement of, and any material development in, the proceedings, and (ii) post bonds or take any other steps required to prevent the Governmental Authority levying such contested taxes from obtaining a Lien upon any of the Collateral that is other than a “Permitted Lien.” Co-Borrower is unaware of any claims or adjustments proposed for any of Co-Borrower’s prior tax years which could result in additional taxes becoming due and payable by Co-Borrower in excess of One Hundred Thousand Dollars ($100,000). Co-Borrower has paid all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, and Co-Borrower has not withdrawn from participation in, and has not permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of Co-Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

5.10 Use of Proceeds. Co-Borrower shall use the proceeds of the Credit Extensions solely as working capital and to fund its general business requirements and not for personal, family, household or agricultural purposes.

5.11 Full Disclosure. No written representation, warranty or other statement of Co-Borrower in any certificate or written statement given to Bank, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given to Bank, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading (it being recognized by Bank that the projections and forecasts provided by Co-Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

5.12 Definition of “Knowledge.” For purposes of the Loan Documents, whenever a representation or warranty is made to Co-Borrower’s knowledge or awareness, to the “best of” Co-Borrower’s knowledge, or with a similar qualification, knowledge or awareness means the actual knowledge, after reasonable investigation, of any Responsible Officer.

6 AFFIRMATIVE COVENANTS

Co-Borrowers shall do all of the following unless Bank, in its sole discretion, otherwise provides its prior written consent:

6.1 Government Compliance.

(a) Maintain their and all of their Subsidiaries’ legal existence and good standing in their respective jurisdictions of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on a Co-Borrower’s business or operations. Each Co-Borrower shall comply, and have each Subsidiary comply, in all material respects, with all material laws, ordinances and regulations to which it is subject.

(b) Obtain all of the Governmental Approvals necessary for the performance by Co-Borrowers of their obligations under the Loan Documents to which they are a party and the grant of a security interest to Bank in the Collateral. To the extent not already provided to Bank, Co-Borrowers shall promptly provide copies of any such obtained Governmental Approvals to Bank.

6.2 Financial Statements, Reports, Certificates. Provide Bank with the following:

(a) a Borrowing Base Report (and any schedules related thereto and including any other information requested by Bank with respect to Co-Borrowers’ Accounts) (i) no later than Friday of each week when a Streamline Period is not in effect and (ii) within thirty (30) days after the end of each month when a Streamline Period is in effect;

(b) as soon as available, but no later than thirty (30) days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Co-Borrowers’ consolidated operations for such month certified by a Responsible Officer and in a form acceptable to Bank (the “Monthly Financial Statements”);

(c) within thirty (30) days after the last day of each month and together with the Monthly Financial Statements, a duly completed Compliance Certificate signed by a Responsible Officer;

(d) within forty-five (45) days after the last day of each quarter, an updated corporate structure chart reflecting Co-Borrowers’ Subsidiaries and Excluded Subsidiaries;

(e) within sixty (60) days after the earlier of the end of the fiscal year of Co-Borrowers or approval by Co-Borrowers’ Board of Directors, (i) annual operating budgets (including income statements, balance sheets and cash flow statements, by month) for the upcoming fiscal year of Co-Borrowers, and (ii) annual financial projections for the following fiscal year (on a quarterly basis), in each case as approved by the Board of Directors, together with any related business forecasts used in the preparation of such annual financial projections;

(f) as soon as available, and in any event within one hundred eighty (180) days following the end of Co-Borrowers’ fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion (other than with respect to going concern qualification solely related to Co-Borrowers’ liquidity) on the financial statements from an independent certified public accounting firm reasonably acceptable to Bank in its reasonable discretion;

(g) in the event that a Co-Borrower becomes subject to the reporting requirements under the Exchange Act within five (5) days of filing, copies of all periodic and other reports, proxy statements and other materials filed by such Co-Borrower and/or any Guarantor with the SEC, any Governmental Authority succeeding to any or all of the functions of the SEC or with any national securities exchange, or distributed to its shareholders, as the case may be. Documents required to be delivered pursuant to the terms hereof (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which such Co-Borrower posts such documents, or provides a link thereto, on Co-Borrower’s website on the internet at such Co-Borrower’s website address; provided, however, such Co-Borrower shall promptly notify Bank in writing (which may be by electronic mail) of the posting of any such documents;

(h) within five (5) days of delivery, copies of all statements, reports and notices made externally available to each Co-Borrower’s security holders or to any holders of Subordinated Debt, in each case not in their roles as management or board member of any Co-Borrower;

(i) prompt report of any legal actions pending or threatened in writing against a Co-Borrower or any of its Subsidiaries that could result in damages or costs to such Co-Borrower or any of its Subsidiaries of, individually or in the aggregate, Three Hundred Fifty Thousand Dollars ($350,000) or more;

(j) within one (1) Business Day of the occurrence of any “Subject Action” (as such term is defined in the GS Guaranty and the DB Guaranty) or any claim that a Subject Action has occurred, a report and description of such Subject Action;

(k) prompt written notice of any changes to the beneficial ownership information set out in item 13 of the Perfection Certificate. Co-Borrowers understand and acknowledge that Bank relies on such true, accurate and up-to-date beneficial ownership information to meet Bank’s regulatory obligations to obtain, verify and record information about the beneficial owners of its legal entity customers; and

(l) promptly, from time to time, such other information regarding Co-Borrowers or compliance with the terms of any Loan Documents as reasonably requested by Bank.

6.3 Accounts Receivable.

(a) Schedules and Documents Relating to Accounts. Co-Borrowers shall deliver to Bank transaction reports and schedules of collections, as provided in Section 6.2, on Bank’s standard forms; provided, however, that Co-Borrowers’ failure to execute and deliver the same shall not affect or limit Bank’s Lien and other rights in all of Co-Borrowers’ Accounts, nor shall Bank’s failure to advance or lend against a specific Account affect or limit Bank’s Lien and other rights therein. If requested by Bank, Co-Borrowers shall furnish Bank with copies (or, at Bank’s request, originals) of all contracts, orders, invoices, and other similar documents, and all shipping instructions, delivery receipts, bills of lading, and other evidence of delivery, for any goods the sale or disposition of which gave rise to such Accounts. In addition, Co-Borrowers shall deliver to Bank, on its request, the originals of all instruments, chattel paper, security agreements, guarantees and other documents and property evidencing or securing any Accounts having a value in excess of Fifty Thousand Dollars ($50,000), in the same form as received, with all necessary indorsements, and copies of all credit memos.

(b) Disputes. Co-Borrowers shall promptly notify Bank of all disputes or claims relating to Accounts having a value in excess of Two Hundred Thousand Dollars ($200,000). Co-Borrowers may forgive (completely or partially), compromise, or settle any Account for less than payment in full, or agree to do any of the foregoing so long as (i) Co-Borrowers do so in good faith, in a commercially reasonable manner, in the ordinary course of business, in arm’s-length transactions, and reports the same to Bank in the regular reports provided to Bank; (ii) no Event of Default has occurred and is continuing; and (iii) after taking into account all such discounts, settlements and forgiveness, the total outstanding Advances will not exceed the lesser of the Revolving Line or the Borrowing Base..

(c) Collection of Accounts. Co-Borrowers shall direct Account Debtors (and each depository institution where proceeds of Accounts are on deposit) to deliver or transmit all proceeds of Accounts into a lockbox account, or via electronic deposit capture into a “blocked account” as specified by Bank (either such account, the “Cash Collateral Account”). Whether or not an Event of Default has occurred and is continuing, Co-Borrowers shall immediately deliver all payments on and proceeds of Accounts to the Cash Collateral Account. Subject to Bank’s right to maintain a reserve pursuant to Section 6.3(d), all amounts received in the Cash Collateral Account shall be (i) when a Streamline Period is not in effect, applied to immediately reduce the Obligations under the Revolving Line; or (ii) when a Streamline Period is in effect, transferred on a daily basis to Co-Borrowers’ operating account with Bank. Co-Borrowers hereby authorize Bank to transfer to the Cash Collateral Account any amounts that Bank reasonably determines are proceeds of the Accounts (provided that Bank is under no obligation to do so and this allowance shall in no event relieve Co-Borrowers of their obligations hereunder).

(d) Reserves. Notwithstanding any terms in this Agreement to the contrary, at times when an Event of Default exists, Bank may hold any proceeds of the Accounts and any amounts in the Cash Collateral Account that are not applied to the Obligations pursuant to Section 6.3(c) above (including amounts otherwise required to be transferred to Co-Borrowers’ operating account with Bank when a Streamline Period is in effect) as a reserve to be applied to any Obligations regardless of whether such Obligations are then due and payable.

(e) Reserved.

(f) Verifications; Confirmations; Credit Quality; Notifications. Bank may, from time to time, (i) if an Event of Default has occurred and is continuing and/or in connection with an audit of one or more Co-Borrower’s accounts in accordance with Section 6.6 hereof, verify and confirm directly with the respective Account Debtors the validity, amount and other matters relating to the Accounts, either in the name of the relevant Co-Borrower or Bank or such other name as Bank may choose, and notify any Account Debtor of Bank’s security interest in such Account and/or (ii) conduct a credit check of any Account Debtor to approve any such Account Debtor’s credit.

(g) No Liability. Bank shall not be responsible or liable for any shortage or discrepancy in, damage to, or loss or destruction of, any goods, the sale or other disposition of which gives rise to an Account, or for any error, act, omission, or delay of any kind occurring in the settlement, failure to settle, collection or failure to collect any Account, or for settling any Account in good faith for less than the full amount thereof, nor shall Bank be deemed to be responsible for any of Co-Borrowers’ obligations under any contract or agreement giving rise to an Account. Nothing herein shall, however, relieve Bank from liability for its own gross negligence or willful misconduct.

6.4 Remittance of Proceeds. Except as otherwise provided in Section 6.3(c) and as permitted under Section 7.1, deliver, in kind, all proceeds arising from the disposition of any Collateral to Bank in the original form in which received by a Co-Borrower not later than the following Business Day after receipt by such Co-Borrower, to be applied to the Obligations (a) prior to an Event of Default, pursuant to the terms of Section 6.3(c) hereof, and (b) after the occurrence and during the continuance of an Event of Default, pursuant to the terms of Section 9.4 hereof. Each Co-Borrower agrees that it will not commingle proceeds of Collateral with any of Co-Borrower’s other funds or property, but will hold such proceeds separate and apart from such other funds and property and in an express trust for Bank in each case as required hereunder with respect to proceeds. Nothing in this Section 6.4 limits the restrictions on disposition of Collateral set forth elsewhere in this Agreement.

6.5 Taxes; Pensions. Timely file, or obtain extensions for filing (taking into account all applicable extension periods), and require each of its Subsidiaries to timely file, or obtain extensions for filing (taking into account all applicable extension periods), all required tax returns and reports and timely pay, or obtain extensions for payment (taking into account all applicable extension periods), and require each of its Subsidiaries to timely pay, or obtain extensions for payment (taking into account all applicable extension periods), all foreign, federal, state and local taxes, assessments, deposits and contributions owed by a Co-Borrower and each of its Subsidiaries, except for deferred payment of any taxes contested pursuant to the terms of Section 5.9 hereof or that fall below the materiality threshold set forth in Section 5.9 hereof, and shall deliver to Bank, on reasonable demand, appropriate certificates attesting to such payments, and pay all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms.

6.6 Access to Collateral; Books and Records. At reasonable times, on five (5) Business Days’ notice (provided no notice is required if an Event of Default has occurred and is continuing), Bank, or its agents, shall have the right to inspect the Collateral and the right to audit and copy each Co-Borrower’s Books. The foregoing inspections and audits shall be conducted no more often than once every twelve (12) months unless an Event of Default has occurred and is continuing in which case such inspections and audits shall occur as often as Bank shall determine is necessary. The foregoing inspections and audits shall be conducted at such Co-Borrower’s expense and the charge therefor shall be One Thousand Dollars ($1,000) per person per day (or such higher amount as shall represent Bank’s then-current standard charge for the same), plus reasonable out-of-pocket expenses. In the event a Co-Borrower and Bank schedule an audit more than fifteen (15) days in advance, and such Co-Borrower cancels or seeks to or reschedules the audit with less than ten (10) days written notice to Bank, then (without limiting any of Bank’s rights or remedies) Co-Borrowers shall pay Bank a fee of Two Thousand Dollars ($2,000) plus any out-of-pocket expenses incurred by Bank to compensate Bank for the anticipated costs and expenses of the cancellation or rescheduling.

6.7 Insurance.

(a) Keep its business and the Collateral insured for risks and in amounts standard for companies in Co-Borrowers’ industry and location and as Bank may reasonably request. Insurance policies shall be in a form, with financially sound and reputable insurance companies that are not Affiliates of Co-Borrowers, and in amounts that are satisfactory to Bank. All property policies shall have a lender’s loss payable endorsement showing Bank as lender loss payee. All liability policies shall show, or have endorsements showing, Bank as an additional insured. Bank shall be named as lender loss payee and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral. Bank acknowledges that insurance maintained by Co-Borrowers as of the Effective Date is acceptable to Bank as of the Effective Date.

(b) Ensure that proceeds payable under any property policy are, at Bank’s option, payable to Bank on account of the Obligations.

(c) At Bank’s request, Co-Borrowers shall deliver certified copies of insurance policies and evidence of all premium payments. Each provider of any such insurance required under this Section 6.7 shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to Bank, that it will give Bank thirty (30) days prior written notice before any such policy or policies shall be materially altered or canceled. If Co-Borrowers fail to obtain insurance as required under this Section 6.7 or to pay any amount or furnish any required proof of payment to third persons and Bank, Bank may make all or part of such payment or obtain such insurance policies required in this Section 6.7, and take any action under the policies Bank deems prudent.

6.8 Accounts.

(a) Maintain their and all of their Subsidiaries’ (other than Excluded Subsidiaries’) operating and other deposit accounts, the Cash Collateral Account and securities/investment accounts with Bank and Bank’s Affiliates and shall conduct all of their investments and foreign exchange transactions at or through Bank. Co-Borrowers agree that they will cause each of the Excluded Subsidiaries to maintain its operating and other deposit accounts and securities accounts with Bank and Bank’s Affiliates, but only to the extent Co-Borrowers determine that there is no adverse impact to Co-Borrowers or such Excluded Subsidiary operationally or commercially to do so after consulting in good faith with Bank. Notwithstanding the foregoing, Co-Borrowers shall be permitted to maintain (i) accounts at Cross River Bank (the “Cross River Accounts”), not subject to a Control Agreement, so long as such accounts at no time contain Collateral, and (ii) conduit accounts at Wells Fargo Bank (the “Wells Fargo Accounts”), not subject to a Control Agreement, so long as the aggregate balance in all such accounts for five (5) or more Business Days does not exceed Fifteen Million Dollars ($15,000,000 and (iii) FBO accounts in the name of Co-Borrower for the benefit of third party investors.

(b) In addition to and without limiting the restrictions in (a), Co-Borrowers shall provide Bank five (5) days prior written notice before establishing any Collateral Account at or with any bank or financial institution other than Bank or Bank’s Affiliates. For each Collateral Account that Co-Borrowers at any time maintain, Co-Borrowers shall cause the applicable bank or financial institution (other than Bank) at or with which any Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Bank’s Lien in such Collateral Account in accordance with the terms hereunder which Control Agreement may not be terminated without the prior written consent of Bank. The provisions of the previous sentence shall not apply to (i) the Cross River Accounts, (ii) the Wells Fargo Accounts, or (iii) deposit accounts exclusively used for payroll, payroll taxes, and other employee wage and benefit payments to or for the benefit of Co-Borrowers’ employees and identified to Bank by Co-Borrowers as such.

6.9 Financial Covenants. Maintain prior to the later of (i) the Revolving Line Maturity Date or (ii) repayment in full of all Obligations with respect to the Revolving Line, and subject to periodic reporting:

(a) Loan Delinquencies/Charge Offs. As of the last day of each month, (i) Loan Delinquencies (as of the last day of the month of measurement) plus 3-Month Charge-offs (as of the last day of the month of measurement), divided by (ii) the aggregate principal amount of Co-Borrowers’ Loan Portfolio measured on an average trailing three (3) month basis, shall not exceed six percent (6.00%).

(b) Net Loss. As of the last day of each quarter set forth below, Co-Borrowers’ Cumulative Net Loss shall not be less than the following amounts:

Quarter Ending	Cumulative Net Loss
June 30, 2019	($9,000,000)
September 30, 2019	($12,000,000)
December 31, 2019	($15,000,000)

The required Cumulative Net Loss covenant levels for the measuring periods ending after December 31, 2019, shall be equal to the lesser of (i) one hundred twenty percent (120%) of the Cumulative Net Loss set forth in Co-Borrowers’ Board of Directors approved projections delivered to Bank in accordance with Section 6.2(d) hereof, and (ii) Zero Dollars ($0); provided however, the Cumulative Net Loss covenant levels for each measuring period ending after December 31, 2019 shall not be greater than a loss of One Million Dollars ($1,000,000) per fiscal quarter.

6.10 Protection and Registration of Intellectual Property Rights.

(a) Each Co-Borrower shall (i) protect, defend and maintain the validity and enforceability of its Intellectual Property material to Borrower’s business; (ii) promptly advise Bank in writing of material infringements or any other event that could reasonably be expected to materially and adversely affect the value of its Intellectual Property material to Borrower’s business; and (iii) not allow any Intellectual Property material to a Co-Borrower’s business to be abandoned, forfeited or dedicated to the public without Bank’s written consent.

(b) If a Co-Borrower (i) obtains any Patent, registered Trademark, registered Copyright, registered mask work, or any pending application for any of the foregoing, whether as owner, licensee or otherwise, or (ii) applies for any Patent or the registration of any Trademark, then such Co-Borrower shall, within the later of (A) fifteen (15) days from the date of such application or (B) on the next Compliance Certificate delivered in accordance with the terms of Section 6.2 hereof, provide written notice thereof to Bank and shall execute such intellectual property security agreements and other documents and take such other actions as Bank may request in its good faith business judgment to perfect and maintain a first priority perfected security interest in favor of Bank in such property. If a Co-Borrower decides to register any Copyrights or mask works in the United States Copyright Office, such Co-Borrower shall: (x) provide Bank with at least fifteen (15) days prior written notice of such Co-Borrower’s intent to register such Copyrights or mask works together with a copy of the application it intends to file with the United States Copyright Office (excluding exhibits thereto); (y) execute an intellectual property security agreement and such other documents and take such other actions as Bank may request in its good faith business judgment to perfect and maintain a first priority perfected security interest in favor of Bank in the Copyrights or mask works intended to be registered with the United States Copyright Office; and (z) record such intellectual property security agreement with the United States Copyright Office contemporaneously with filing the Copyright or mask work application(s) with the United States Copyright Office. Each Co-Borrower shall promptly provide to Bank copies of all applications that it files for Patents or for the registration of Trademarks, Copyrights or mask works, together with evidence of the recording of the intellectual property security agreement required for Bank to perfect and maintain a first priority perfected security interest in such property.

6.11 Litigation Cooperation. From the date hereof and continuing through the termination of this Agreement, make available to Bank, during normal business hours as long as no Event of Default has occurred and is continuing, without expense to Bank, Co-Borrowers and their officers, employees and agents and each Co-Borrower’s books and records, to the extent that Bank may deem them reasonably necessary to prosecute or defend any third-party suit or proceeding instituted by or against Bank with respect to any Collateral or relating to a Co-Borrower.

6.12 Online Banking.

(a) Utilize Bank’s online banking platform for all matters requested by Bank which shall include, without limitation (and without request by Bank for the following matters), uploading information pertaining to Accounts and Account Debtors, requesting approval for exceptions, requesting Credit Extensions, and uploading financial statements and other reports required to be delivered by this Agreement (including, without limitation, those described in Section 6.2 of this Agreement).

(b) Comply with the terms of Bank’s Online Banking Agreement as in effect from time to time and ensure that all persons utilizing Bank’s online banking platform are duly authorized to do so by an Administrator. Bank shall be entitled to assume the authenticity, accuracy and completeness on any information, instruction or request for a Credit Extension submitted via Bank’s online banking platform and to further assume that any submissions or requests made via Bank’s online banking platform have been duly authorized by an Administrator.

6.13 Formation or Acquisition of Subsidiaries. Notwithstanding and without limiting the negative covenants contained in Sections 7.3 and 7.7 hereof, at the time that a Co-Borrower or any Guarantor form any direct or indirect Subsidiary or acquire any direct or indirect Subsidiary after the Effective Date (including, without limitation, pursuant to a Division), such Co-Borrower and such Guarantor shall (a) cause such new Subsidiary that is a Domestic Subsidiary to provide to Bank a joinder to this Agreement to cause such Subsidiary that is a Domestic Subsidiary to become a co-borrower hereunder, together with such appropriate financing statements and/or Control Agreements, all in form and substance satisfactory to Bank in its reasonable discretion (including being sufficient to grant Bank a first priority Lien (subject to Permitted Liens) in and to the assets of such newly formed or acquired Subsidiary that is a Domestic Subsidiary), (b) provide to Bank appropriate certificates and powers and financing statements, pledging all of the direct or beneficial ownership interest in such new Subsidiary (or, in the case of a Foreign Subsidiary, sixty-five percent (65%) of the equity interests in such Subsidiary), in form and substance satisfactory to Bank in its reasonable discretion, and (c) provide to Bank all other documentation in form and substance satisfactory to Bank, which in its opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above. Any document, agreement, or instrument executed or issued pursuant to this Section 6.13 shall be a Loan Document.

6.14 Cash and Property held by Excluded Subsidiaries. While third-party financing obligations of the Excluded Subsidiaries remain outstanding, cash and/or Cash Equivalents in excess of Ten Thousand Dollars ($10,000) in the aggregate held for any period of more than one (1) calendar month that is available for distribution to Co-Borrowers after giving effect to contractual limitations set forth in the applicable Excluded Subsidiaries’ third-party financing agreement, shall be promptly distributed to Co-Borrowers and deposited into Co-Borrowers’ deposit accounts held with Bank or Bank’s Affiliates. After repayment and termination of third-party financing obligations of any particular Excluded Subsidiary, any cash and other assets of such Excluded Subsidiary shall be promptly distributed to Co-Borrowers and deposited into Co-Borrowers’ deposit accounts held with Bank or Bank’s Affiliates.

6.15 Out of Debt Covenant. At least once during each six (6) month period, Co-Borrowers shall cause the outstanding balance of the Revolving Line to be zero ($0) for a period of not less than fourteen (14) consecutive days.

6.16 Further Assurances. Execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank’s Lien in the Collateral or to effect the purposes of this Agreement.

6.17 Post-Closing Condition. As soon as possible, but in any event not later than five (5) Business Days after the Effective Date, Co-Borrowers shall deliver to Bank evidence, satisfactory to Bank in its sole discretion confirming that Upstart Holdings, Inc. is in good standing with the Secretary of State and the Franchise Tax Board in the state of California.

7 NEGATIVE COVENANTS

Co-Borrowers shall not do any of the following without Bank’s prior written consent:

7.1 Dispositions. Convey, sell, lease, transfer, assign, or otherwise dispose of (including, without limitation, pursuant to a Division) (collectively, “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (a) of Inventory in the ordinary course of business; (b) of worn-out or obsolete Equipment that is, in the reasonable judgment of Co-Borrower, no longer economically practicable to maintain or useful in the ordinary course of business of Co-Borrower; (c) consisting of Permitted Liens, Permitted Indebtedness and Permitted Investments; (d) consisting of the sale or issuance of any stock of Co-Borrower permitted under Section 7.2 of this Agreement; (e) consisting of Co-Borrower’s use or transfer of money or Cash Equivalents in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents; (f) of non-exclusive licenses for the use of the property of a Co-Borrower or its Subsidiaries in the ordinary course of business; (g) of surplus Equipment in the ordinary course of business not otherwise permitted by this Section 7.1 in an amount not to exceed Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate in any fiscal year; (h) of loans originated on Co-Borrowers’ platform and sold to third parties (other than Excluded Subsidiaries) in the ordinary course of business for fair market value (which may or may not reflect a discount to par value); (i) of loans originated on Co-Borrowers’ platform and transferred to Excluded Subsidiaries in the ordinary course of business, such transferred loans to be financed through a combination of (1) third-party financing which constitutes Permitted Indebtedness hereunder, (2) Permitted Investments made by Co-Borrowers in such Excluded Subsidiaries and/or (3) direct equity investments by Persons commonly known as “backers” or “investors” for the sole purpose of financing such loans; and (j) dispositions of Permitted Receivables Financing Assets pursuant to Permitted Receivables Financings, in each case so long as the consideration for any such disposition is (i) in the form of cash or Retained Interests, (ii) in an amount at least equal to fair market value thereof (which may or may not reflect a discount to par value), (iii) the Retained Interest and all proceeds thereof shall constitute Collateral and all necessary steps to perfect a security interest in such Retained Interest for the benefit of Bank are taken by Co-Borrowers or the Subsidiary and (iv) no Default or Event of Default shall have occurred and be continuing at the time such disposition is made, (k) so long as no Default or Event of Default has occurred or would result therefrom, a sale of Receivables by a Co-Borrower to any Person who is not an Affiliate from time to time pursuant to the terms of any whole loan sale program entered into between such Co-Borrower and such Person providing for the sale of specific Receivables by the Co-Borrower to such Person in the ordinary course of the Co-Borrower’s business; provided, in each case, that One Hundred Percent (100%) of Co-Borrowers’ revenue received from such sales shall be paid promptly following such sale by depositing such revenues in the Designated Deposit Account, and (l) other Transfers in the ordinary course of business not otherwise permitted by this Section 7.1 not to exceed One Hundred Thousand Dollars ($100,000) in the aggregate in any fiscal year.

7.2 Changes in Business, Management, Control, or Business Locations. (a) Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Co-Borrowers and such Subsidiary, as applicable, or reasonably related thereto; (b) liquidate or dissolve; (c) fail to provide notice to Bank of any Key Person departing from or ceasing to be employed by a Co-Borrower within five (5) days after his or her departure from such Co-Borrower; or (d) permit or suffer any Change in Control.

No Co-Borrower shall, without at least thirty (30) days prior written notice to Bank: (1) add any new offices or business locations, including warehouses (unless such new offices or business locations contain less than Two Hundred Fifty Thousand Dollars ($250,000) in such Co-Borrower’s assets or property) or deliver any portion of the Collateral valued, individually or in the aggregate, in excess of Two Hundred Fifty Thousand Dollars ($250,000) to a bailee at a location other than to a bailee and at a location already disclosed in the Perfection Certificate, (2) change its jurisdiction of organization, (3) change its organizational structure or type, (4) change its legal name, or (5) change any organizational number (if any) assigned by its jurisdiction of organization. If a Co-Borrower intends to deliver any portion of the Collateral valued, individually or in the aggregate, in excess of Two Hundred Fifty Thousand Dollars ($250,000) to a landlord or bailee, and Bank and such landlord/bailee are not already parties to a landlord/bailee agreement governing both the Collateral and the location to which such Co-Borrower intends to deliver the Collateral, then such Co-Borrower will use commercially reasonable efforts to have such landlord/bailee execute and deliver a landlord/bailee agreement in form and substance reasonably satisfactory to Bank.

7.3 Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person (including, without limitation, by the formation of any Subsidiary or pursuant to a Division) except for Permitted Acquisitions. A Subsidiary may merge or consolidate into another Subsidiary or into a Co-Borrower.

7.4 Indebtedness. Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

7.5 Encumbrance. Create, incur, allow, or suffer any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, permit any Collateral not to be subject to the first priority security interest granted herein, or enter into any agreement, document, instrument or other arrangement (except with or in favor of Bank) with any Person which directly or indirectly prohibits or has the effect of prohibiting any Co-Borrower or any Subsidiary (other than Excluded Subsidiaries to the extent required by the third-party financing for loans transferred by Co-Borrowers to such Excluded Subsidiaries in accordance with Section 7.1) from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of a Co-Borrower’s or any Subsidiary’s Intellectual Property, except as is otherwise permitted in Section 7.1 hereof and the definition of “Permitted Liens” herein.

7.6 Maintenance of Collateral Accounts. Maintain any Collateral Account except pursuant to the terms of Section 6.8(b) hereof.

7.7 Distributions; Investments. (a) Pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock provided that Co-Borrowers may (i) convert any of their convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange thereof, (ii) pay dividends solely in common stock; and (iii) repurchase the stock of former employees or consultants pursuant to stock repurchase agreements so long as an Event of Default does not exist at the time of any such repurchase and would not exist after giving effect to any such repurchase, provided that the aggregate amount of all such repurchases does not exceed One Hundred Thousand Dollars ($100,000) per fiscal year; or (b) directly or indirectly make any Investment (including, without limitation, by the formation of any Subsidiary) other than Permitted Investments, or permit any of its Subsidiaries to do so.

7.8 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of a Co-Borrower, except for (a) transactions that are in the ordinary course of a Co-Borrower’s business, upon fair and reasonable terms that are no less favorable to such Co-Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person, (b) executive compensation arrangements approved by Co-Borrowers’ board of directors, (c) Subordinated Debt and bona-fide equity investments that do not constitute a Change in Control hereunder, (d) intercompany distribution and intercompany debt arrangements that constitute Permitted Investments, and (e) Permitted Receivables Financings.

7.9 Subordinated Debt. (a) Make or permit any payment on any Subordinated Debt (other than conversions into equity), except under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject, or (b) amend any provision in any document relating to the Subordinated Debt which would increase the amount thereof, provide for earlier or greater principal, interest, or other payments thereon, or adversely affect the subordination thereof to Obligations owed to Bank.

7.10 Compliance. Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Credit Extension for that purpose; fail to (a) meet the minimum funding requirements of ERISA, (b) prevent a Reportable Event or Prohibited Transaction, as defined in ERISA, from occurring, or (c) comply with the Federal Fair Labor Standards Act, the failure of any of the conditions described in clauses (a) through (c) which could reasonably be expected to have a material adverse effect on a Co-Borrower’s business; or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on a Co-Borrower’s business, or permit any of its Subsidiaries to do so; withdraw or permit any Subsidiary to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of a Co-Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

8 EVENTS OF DEFAULT

Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:

8.1 Payment Default. A Co-Borrower fails to (a) make any payment of principal or interest on any Credit Extension when due, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day cure period shall not apply to payments due on the Revolving Line Maturity Date or the Growth Capital Maturity Date). During the cure period, the failure to make or pay any payment specified under clause (b) hereunder is not an Event of Default (but no Credit Extension will be made during the cure period);

8.2 Covenant Default.

(a) A Co-Borrower fails or neglects to perform any obligation in Sections 6.2, 6.3, 6.4, 6.5, 6.6, 6.7, 6.8, 6.9, 6.10, 6.12, 6.13, 6.14, 6.15, 6.16 or 6.17 or violates any covenant in Section 7; or

(b) A Co-Borrower fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents, and as to any default (other than those specified in this Section 8) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by such Co-Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then such Co-Borrower shall have an additional period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default (but no Credit Extensions shall be made during such cure period). Cure periods provided under this Section 8 shall not apply, among other things, to financial covenants or any other covenants set forth in clause (a) above;

8.3 Investor Abandonment. If Bank determines in its good faith judgment that it is the clear intention of Co-Borrowers’ investors to not continue to fund Co-Borrowers in the amounts and timeframe to the extent necessary to enable Co-Borrowers to satisfy the Obligations as they become due and payable, or there is a material impairment in the perfection or priority of Bank’s security interest in the Collateral;

8.4 Attachment; Levy; Restraint on Business.

(a) (i) The service of process seeking to attach, by trustee or similar process, any funds of a Co-Borrower or of any entity under the control of a Co-Borrower (including a Subsidiary) in excess of Two Hundred Fifty Thousand Dollars ($250,000), or (ii) a notice of lien or levy is filed against any of a Co-Borrower’s assets by any Governmental Authority, and the same under subclauses (i) and (ii) hereof are not, within ten (10) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); provided, however, no Credit Extensions shall be made during any ten (10) day cure period; or

(b) (i) any material portion of a Co-Borrower’s assets is attached, seized, levied on, or comes into possession of a trustee or receiver, or (ii) any court order enjoins, restrains, or prevents a Co-Borrower from conducting all or any material part of its business;

8.5 Insolvency. (a) A Co-Borrower or any of its Subsidiaries fails to be solvent as described under Section 5.6 hereof; (b) a Co-Borrower or any of its Subsidiaries begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against a Co-Borrower or any of its Subsidiaries and is not dismissed or stayed within thirty (30) days (but no Credit Extensions shall be made while any of the conditions described in clause (a) exist and/or until any Insolvency Proceeding is dismissed);

8.6 Other Agreements. There is, under any agreement to which a Co-Borrower or any Guarantor is a party with a third party or parties, (a) any default resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount individually or in the aggregate in excess of Five Hundred Thousand Dollars ($500,000); or (b) a default under any agreement which either generates revenues for Co-Borrowers and/or any Guarantor, individually or in the aggregate, in excess of Five Hundred Thousand Dollars ($500,000) or pursuant to which Co-Borrowers and/or any Guarantor pays fees in an amount, individually or in the aggregate, in excess of Five Hundred Thousand Dollars ($500,000), or (c) the occurrence of, or claim of the occurrence of, any “Subject Action”, “Event of Default” (as such terms are defined in the GS Guaranty and/or the DB Guaranty) or any other violation or breach under the GS Guaranty and/or the DB Guaranty which “Subject Action”, “Event of Default”, violation or breach does or could result in the administrative agent thereunder (or any “Lender” as defined in the GS Guaranty and/or the DB Guaranty) demanding payment of any obligations guaranteed by Upstart Holdings pursuant thereto; provided, however, that the Event of Default under this subsection 8.6(c) shall be cured or waived for purposes of this Agreement upon Bank receiving written notice from the party asserting such “Subject Action”, “Event of Default”, violation or breach under the GS Guaranty and/or the DB Guaranty of such party’s cure or waiver thereof or other confirmation reasonably satisfactory to Bank, if at the time of such cure or waiver by such party (x) Bank has not declared an Event of Default under this Agreement and/or exercised any rights with respect thereto (it being acknowledged and agreed to by Bank that it shall not declare any such Event of Default until the earlier of (A) ten (10) Business Days after the occurrence of such “Subject Action”, “Event of Default”, violation or breach under the GS Guaranty and/or the DB Guaranty or (B) the date on which a demand for payment under the GS Guaranty and/or the DB Guaranty is received by Co-Borrowers); (y) any such cure or waiver does not result in an Event of Default under any other provision of this Agreement or any Loan Document; and (z) in connection with any such cure or waiver under the GS Guaranty and/or the DB Guaranty, the terms of any agreement between Co-Borrowers and such third party are not modified or amended in any manner which could in the good faith business judgment of Bank be materially less advantageous to Co-Borrowers;

8.7 Judgments; Penalties. One or more fines, penalties or final judgments, orders or decrees for the payment of money in an amount, individually or in the aggregate, of at least Five Hundred Thousand Dollars ($500,000) (not covered by independent third-party insurance as to which liability has not been rejected by such insurance carrier) shall be rendered against a Co-Borrower by any Governmental Authority, and the same are not, within ten (10) days after the entry, assessment or issuance thereof, discharged, satisfied, or paid, or after execution thereof, stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay (provided that no Credit Extensions will be made prior to the satisfaction, payment, discharge, stay, or bonding of such fine, penalty, judgment, order or decree);

8.8 Misrepresentations. A Co-Borrower or any Person acting for a Co-Borrower makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or in any writing delivered to Bank or to induce Bank to enter this Agreement or any Loan Document, and such representation, warranty, or other statement is incorrect in any material respect when made;

8.9 Subordinated Debt. Any document, instrument, or agreement evidencing any Subordinated Debt shall for any reason be revoked or invalidated or otherwise cease to be in full force and effect, any Person shall be in material breach thereof or contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder, or the Obligations shall for any reason be subordinated or shall not have the priority contemplated by this Agreement or any applicable subordination or intercreditor agreement; or

8.10 Governmental Approvals. Any Governmental Approval material to Borrower’s business shall have been (a) revoked, rescinded, suspended, modified in an adverse manner or not renewed in the ordinary course for a full term or (b) subject to any decision by a Governmental Authority that designates a hearing with respect to any applications for renewal of any of such Governmental Approval or that could result in the Governmental Authority taking any of the actions described in clause (a) above, and such decision or such revocation, rescission, suspension, modification or non-renewal (i) causes, or could reasonably be expected to cause, a Material Adverse Change, or (ii) adversely affects the legal qualifications of a Co-Borrower or any of its Subsidiaries to hold such Governmental Approval in any applicable jurisdiction and such revocation, rescission, suspension, modification or non-renewal could reasonably be expected to affect the status of or legal qualifications of a Co-Borrower or any of its Subsidiaries to hold any Governmental Approval in any other jurisdiction.

9 BANK’S RIGHTS AND REMEDIES

9.1 Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default, Bank may, without notice or demand, do any or all of the following:

(a) declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);

(b) stop advancing money or extending credit for Co-Borrowers’ benefit under this Agreement or under any other agreement between Co-Borrowers and Bank;

(c) demand that Co-Borrowers (i) deposit cash with Bank in an amount equal to at least (A) one hundred five percent (105.0%) of the Dollar Equivalent of the aggregate face amount of all Letters of Credit denominated in Dollars remaining undrawn, and (B) one hundred ten percent (110.0%) of the Dollar Equivalent of the aggregate face amount of all Letters of Credit denominated in a Foreign Currency remaining undrawn (plus, in each case, all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its good faith business judgment)), to secure all of the Obligations relating to such Letters of Credit, as collateral security for the repayment of any future drawings under such Letters of Credit, and Co-Borrowers shall forthwith deposit and pay such amounts, and (ii) pay in advance all letter of credit fees scheduled to be paid or payable over the remaining term of any Letters of Credit;

(d) terminate any FX Contracts;

(e) verify the amount of, demand payment of and performance under, and collect any Accounts and General Intangibles, settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Bank considers advisable, and notify any Person owing a Co-Borrower money of Bank’s security interest in such funds. Such Co-Borrower shall collect all payments in trust for Bank and, if requested by Bank, immediately deliver the payments to Bank in the form received from the Account Debtor, with proper endorsements for deposit;

(f) make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral. Co-Borrowers shall assemble the Collateral if Bank requests and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Each Co-Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank’s rights or remedies;

(g) apply to the Obligations any (i) balances and deposits of a Co-Borrower it holds, or (ii) amount held by Bank owing to or for the credit or the account of a Co-Borrower;

(h) ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Bank is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, each Co-Borrower’s labels, Patents, Copyrights, mask works, rights of use of any name, trade secrets, trade names, Trademarks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank’s exercise of its rights under this Section 9.1, each Co-Borrower’s rights under all licenses and all franchise agreements inure to Bank’s benefit;

(i) place a “hold” on any account maintained with Bank and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;

(j) demand and receive possession of each Co-Borrower’s Books;

(k) require Co-Borrowers to (i) within one (1) Business Day cease allocating new loans to be transferred to Excluded Subsidiaries (for purposes of clarification, loans already allocated to be transferred to the Excluded Subsidiaries at the time of such request by Bank may still be transferred, but no new loans may be allocated to the Excluded Subsidiaries), and (ii) cause each Excluded Subsidiary to immediately distribute to Co-Borrowers all cash and assets not otherwise contractually required to be paid to third-party financers of such Excluded Subsidiary’s loans to its borrowers; and

(l) exercise all rights and remedies available to Bank under the Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).

9.2 Power of Attorney. Each Co-Borrower hereby irrevocably appoints Bank as their lawful attorney-in-fact, exercisable following the occurrence and during the continuation of an Event of Default, to: (a) endorse Co-Borrower’s name on any checks, payment instruments, or other forms of payment or security; (b) sign Co-Borrower’s name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) demand, collect, sue, and give releases to any Account Debtor for monies due, settle and adjust disputes and claims about the Accounts directly with Account Debtors, and compromise, prosecute, or defend any action, claim, case, or proceeding about any Collateral (including filing a claim or voting a claim in any bankruptcy case in Bank’s or Co-Borrower’s name, as Bank chooses); (d) make, settle, and adjust all claims under Co-Borrower’s insurance policies; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, or other claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of Bank or a third party as the Code permits. Each Co-Borrower hereby appoints Bank as its lawful attorney-in-fact to sign Co-Borrower’s name on any documents necessary to perfect or continue the perfection of Bank’s security interest in the Collateral regardless of whether an Event of Default has occurred until all Obligations have been satisfied in full and the Loan Documents have been terminated. Bank’s foregoing appointment as each Co-Borrower’s attorney in fact, and all of Bank’s rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and the Loan Documents have been terminated.

9.3 Protective Payments. If a Co-Borrower fails to obtain the insurance called for by Section 6.7 or fails to pay any premium thereon or fails to pay any other amount which such Co-Borrower is obligated to pay under this Agreement or any other Loan Document or which may be required to preserve the Collateral, Bank may obtain such insurance or make such payment, and all amounts so paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then highest rate applicable to the Obligations, and secured by the Collateral. Bank will make reasonable efforts to provide Co-Borrowers with notice of Bank obtaining such insurance at the time it is obtained or within a reasonable time thereafter. No payments by Bank are deemed an agreement to make similar payments in the future or Bank’s waiver of any Event of Default.

9.4 Application of Payments and Proceeds. If an Event of Default has occurred and is continuing, Bank shall have the right to apply in any order any funds in its possession, whether from Co-Borrowers’ account balances, payments, proceeds realized as the result of any collection of Accounts or other disposition of the Collateral, or otherwise, to the Obligations. Bank shall pay any surplus to Co-Borrowers by credit to the Designated Deposit Account or to other Persons legally entitled thereto; Co-Borrowers shall remain liable to Bank for any deficiency. If Bank, directly or indirectly, enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Bank shall have the option, exercisable at any time, of either reducing the Obligations by the principal amount of the purchase price or deferring the reduction of the Obligations until the actual receipt by Bank of cash therefor.

9.5 Bank’s Liability for Collateral. So long as Bank complies with reasonable banking practices regarding the safekeeping of the Collateral in the possession or under the control of Bank, Bank shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person. Co-Borrowers bear all risk of loss, damage or destruction of the Collateral.

9.6 No Waiver; Remedies Cumulative. Bank’s failure, at any time or times, to require strict performance by Co-Borrowers of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of Bank thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by the party granting the waiver and then is only effective for the specific instance and purpose for which it is given. Bank’s rights and remedies under this Agreement and the other Loan Documents are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank’s exercise of one right or remedy is not an election and shall not preclude Bank from exercising any other remedy under this Agreement or other remedy available at law or in equity, and Bank’s waiver of any Event of Default is not a continuing waiver. Bank’s delay in exercising any remedy is not a waiver, election, or acquiescence.

9.7 Demand Waiver. Each Co-Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which such Co-Borrower is liable.

9.8 Co-Borrower Liability. Any Co-Borrower may, acting singly, request Credit Extensions hereunder. Each Co-Borrower hereby appoints each other as agent for the other for all purposes hereunder,

including with respect to requesting Credit Extensions hereunder. Each Co-Borrower hereunder shall be jointly and severally obligated to repay all Credit Extensions made hereunder, regardless of which Co-Borrower actually receives said Credit Extension, as if each Co-Borrower hereunder directly received all Credit Extensions. Each Co-Borrower waives (a) any suretyship defenses available to it under the Code or any other applicable law, including, without limitation, the benefit of California Civil Code Section 2815 permitting revocation as to future transactions and the benefit of California Civil Code Sections 1432, 2809, 2810, 2819, 2839, 2845, 2847, 2848, 2849, 2850, and 2899 and 3433, and (b) any right to require Bank to: (i) proceed against any Co-Borrower or any other person; (ii) proceed against or exhaust any security; or (iii) pursue any other remedy. Bank may exercise or not exercise any right or remedy it has against any Co-Borrower or any security it holds (including the right to foreclose by judicial or non-judicial sale) without affecting any Co-Borrower’s liability. Notwithstanding any other provision of this Agreement or other related document, each Co-Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating a Co-Borrower to the rights of Bank under this Agreement) to seek contribution, indemnification or any other form of reimbursement from any other Co-Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by a Co-Borrower with respect to the Obligations in connection with this Agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by a Co-Borrower with respect to the Obligations in connection with this Agreement or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section 9.8 shall be null and void. If any payment is made to a Co-Borrower in contravention of this Section 9.8, such Co-Borrower shall hold such payment in trust for Bank and such payment shall be promptly delivered to Bank for application to the Obligations, whether matured or unmatured.

10 NOTICES

All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail or facsimile transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated below. Bank or any Co-Borrower may change its mailing or electronic mail address or facsimile number by giving the other party written notice thereof in accordance with the terms of this Section 10.

If to Co-Borrowers:     UPSTART HOLDINGS, INC.

UPSTART NETWORK, INC.

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If to Bank:                   SILICON VALLEY BANK

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11 CHOICE OF LAW, VENUE, JURY TRIAL WAIVER AND JUDICIAL REFERENCE

Except as otherwise expressly provided in any of the Loan Documents, California law governs the Loan Documents without regard to principles of conflicts of law. Co-Borrowers and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California; provided, however, that nothing in this Agreement shall be deemed to operate to preclude Bank from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Bank. Each Co-Borrower expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and each Co-Borrower hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Each Co-Borrower hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to such Co-Borrower at the address set forth in, or subsequently provided by such Co-Borrower in accordance with, Section 10 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of such Co-Borrower’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH CO-BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES’ AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY, if the above waiver of the right to a trial by jury is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them arising at any time shall be decided by a reference to a private judge, mutually selected by the parties (or, if they cannot agree, by the Presiding Judge of the Santa Clara County, California Superior Court) appointed in accordance with California Code of Civil Procedure Section 638 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts), sitting without a jury, in Santa Clara County, California; and the parties hereby submit to the jurisdiction of such court. The reference proceedings shall be conducted pursuant to and in accordance with the provisions of California Code of Civil Procedure Sections 638 through 645.1, inclusive. The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing receivers. All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed. If during the course of any dispute, a party desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such party may apply to the Santa Clara County, California Superior Court for such relief. The proceeding before the private judge shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings. The parties shall be entitled to discovery which shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings. The private judge shall oversee discovery and may enforce all discovery rules and orders applicable to judicial proceedings in the same manner as a trial court judge. The parties agree that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact or of law, and shall report a statement of decision thereon pursuant to California Code of Civil Procedure Section 644(a). Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against collateral, or obtain provisional remedies. The private judge shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph.

This Section 11 shall survive the termination of this Agreement.

12 GENERAL PROVISIONS

12.1 Termination Prior to Maturity Date; Survival. All covenants, representations and warranties made in this Agreement shall continue in full force until this Agreement has terminated pursuant to its terms and all Obligations have been satisfied. So long as Co-Borrowers have satisfied the Obligations (other than inchoate indemnity obligations, and any other obligations which, by their terms, are to survive the termination of this Agreement, and any Obligations under Bank Services Agreements that are cash collateralized in accordance with and to the extent required by Section 4.1 of this Agreement), this Agreement may be terminated prior to the Revolving Line Maturity Date and the Growth Capital Maturity Date by Co-Borrowers, effective three (3) Business Days after written notice of termination is given to Bank. Those obligations that are expressly specified in this Agreement as surviving this Agreement’s termination shall continue to survive notwithstanding this Agreement’s termination.

12.2 Successors and Assigns. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. No Co-Borrower may assign this Agreement or any rights or obligations under it without Bank’s prior written consent (which may be granted or withheld in Bank’s discretion). Bank has the right, without the consent of or notice to Co-Borrowers, to sell, transfer, assign, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights, and benefits under this Agreement and the other Loan Documents (other than the Warrant, as to which assignment, transfer and other such actions are governed by the terms thereof). Notwithstanding the foregoing, prior to the occurrence of an Event of Default that is continuing, Bank shall not assign any interest in the Loan Documents to an operating company which is a known direct competitor of Co-Borrowers or a vulture or distressed debt fund (as determined by Bank).

12.3 Indemnification. Co-Borrowers agree to indemnify, defend and hold Bank and its directors, officers, employees, agents, attorneys, or any other Person affiliated with or representing Bank (each, an “Indemnified Person”) harmless against: (i) all obligations, demands, claims, and liabilities (collectively, “Claims”) claimed or asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (ii) all losses or expenses (including Bank Expenses) in any way suffered, incurred, or paid by such Indemnified Person as a result of, following from, consequential to, or arising from transactions between Bank and Co-Borrowers (including reasonable attorneys’ fees and expenses), except for Claims and/or losses directly caused by such Indemnified Person’s gross negligence or willful misconduct.

This Section 12.3 shall survive until all statutes of limitation with respect to the Claims, losses, and expenses for which indemnity is given shall have run.

12.4 Time of Essence. Time is of the essence for the performance of all Obligations in this Agreement.

12.5 Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.6 Correction of Loan Documents. Bank may correct patent errors and fill in any blanks in the Loan Documents consistent with the agreement of the parties so long as Bank provides Co-Borrowers with written notice of such correction and allows Co-Borrowers at least ten (10) days to object to such correction. In the event of such objection, such correction shall not be made except by an amendment signed by both Bank and Co-Borrowers.

12.7 Amendments in Writing; Waiver; Integration. No purported amendment or modification of any Loan Document, or waiver, discharge or termination of any obligation under any Loan Document, shall be enforceable or admissible unless, and only to the extent, expressly set forth in a writing signed by the party against which enforcement or admission is sought. Without limiting the generality of the foregoing, no oral promise or statement, nor any action, inaction, delay, failure to require performance or course of conduct shall operate as, or evidence, an amendment, supplement or waiver or have any other effect on any Loan Document. Any waiver granted shall be limited to the specific circumstance expressly described in it, and shall not apply to any subsequent or other circumstance, whether similar or dissimilar, or give rise to, or evidence, any obligation or commitment to grant any further waiver. The Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of the Loan Documents merge into the Loan Documents.

12.8 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement.

12.9 Confidentiality. In handling any confidential information, Bank shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (a) to Bank’s Subsidiaries or Affiliates (such Subsidiaries and Affiliates, together with Bank, collectively, “Bank Entities”); (b) to prospective transferees or purchasers of any interest in the Credit Extensions (provided, however, Bank shall use its best efforts to obtain any prospective transferee’s or purchaser’s agreement to the terms of this provision); (c) as required by law, regulation, subpoena, or other order; (d) to Bank’s regulators or as otherwise required in connection with Bank’s examination or audit; (e) as Bank considers appropriate in exercising remedies under the Loan Documents; and (f) to third-party service providers of Bank so long as such service providers have executed a confidentiality agreement with Bank with terms no less restrictive than those contained herein. Confidential information does not include information that is either: (i) in the public domain or in Bank’s possession when disclosed to Bank, or becomes part of the public domain (other than as a result of its disclosure by Bank in violation of this Agreement) after disclosure to Bank; or (ii) disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

Bank Entities may use anonymous forms of confidential information for aggregate datasets, for analyses or reporting, and for any other uses not expressly prohibited in writing by Co-Borrowers. The provisions of the immediately preceding sentence shall survive the termination of this Agreement.

12.10 Attorneys’ Fees, Costs and Expenses. In any action or proceeding between Co-Borrowers and Bank arising out of or relating to the Loan Documents, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and other costs and expenses incurred, in addition to any other relief to which it may be entitled.

12.11 Electronic Execution of Documents. The words “execution,” “signed,” “signature” and words of like import in any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act.

12.12 Right of Setoff. Each Co-Borrower hereby grants to Bank a Lien and a right of setoff as security for all Obligations to Bank, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Bank (including a subsidiary of Bank) or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or Obligation of any Co-Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF ANY CO-BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

12.13 Captions. The headings used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

12.14 Construction of Agreement. The parties mutually acknowledge that they and their attorneys have participated in the preparation and negotiation of this Agreement. In cases of uncertainty this Agreement shall be construed without regard to which of the parties caused the uncertainty to exist.

12.15 Relationship. The relationship of the parties to this Agreement is determined solely by the provisions of this Agreement. The parties do not intend to create any agency, partnership, joint venture, trust, fiduciary or other relationship with duties or incidents different from those of parties to an arm’s-length contract.

12.16 Third Parties. Nothing in this Agreement, whether express or implied, is intended to: (a) confer any benefits, rights or remedies under or by reason of this Agreement on any persons other than the express parties to it and their respective permitted successors and assigns; (b) relieve or discharge the obligation or liability of any person not an express party to this Agreement; or (c) give any person not an express party to this Agreement any right of subrogation or action against any party to this Agreement.

12.17 Effect of Amendment and Restatement. This Agreement is intended to and does completely amend, restate and supersede, without novation, the Original Agreement, which shall be terminated on the Effective Date of this Agreement. All security interests granted by Co-Borrowers under the Original Agreement are hereby confirmed and ratified and shall continue to secure all Obligations under this Agreement. Without limiting the foregoing, any warrant(s) and all other loan documents issued in connection with the Original Agreement (to the extent not yet exercised, terminated or amended and restated in connection with this Agreement) remain in full force and effect.

12.18 Waiver. Bank hereby waives the Events of Default that occurred due to (a) Borrower’s failure to repay all Obligations with respect to the Revolving Line on the Revolving Line Maturity Date, (b) Borrower’s entry into the DB Guaranty, (c) Borrower’s maintenance of its accounts held by Wells Fargo and (d) Borrower’s failure to report Restricted Licenses.

13 DEFINITIONS

13.1 Definitions. As used in the Loan Documents, the word “shall” is mandatory, the word “may” is permissive, the word “or” is not exclusive, the words “includes” and “including” are not limiting, the singular includes the plural, and numbers denoting amounts that are set off in brackets are negative. As used in this Agreement, the following capitalized terms have the following meanings:

“3-Month Charge-offs” means, collectively, the aggregate outstanding principal amount of loans originated on Co-Borrowers’ platform which have been charged-off in the three (3) full calendar months immediately preceding the date of calculation.

“Account” is, as to any Person, any “account” of such Person as “account” is defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to such Person.

“Account Debtor” is any “account debtor” as defined in the Code with such additions to such term as may hereafter be made.

“Administrator” is an individual that is named:

(a) as an “Administrator” in the “SVB Online Services” form completed by Co-Borrowers with the authority to determine who will be authorized to use SVB Online Services (as defined in Bank’s Online Banking Agreement as in effect from time to time) on behalf of a Co-Borrower; and

(b) as an Authorized Signer of a Co-Borrower in an approval by the Board of Directors.

“Advance” or “Advances” means a revolving credit loan (or revolving credit loans) under the Revolving Line.

“Advance Rate” is (a) two (2) multiplied by (b) (i) one hundred percent (100%) minus (ii) (A) five (5) times the sum of Loan Delinquencies (as of the last day of the month of measurement) and 3-Month Charge-offs (as of the last day of the month of measurement), divided by (iii) the average outstanding principal amount of Co-Borrowers’ Loan Portfolio for the trailing three (3) month period then ended.

“Affiliate” is, with respect to any Person, each other Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Agreement” is defined in the preamble hereof.

“Authorized Signer” is any individual listed in a Co-Borrower’s Borrowing Resolution who is authorized to execute the Loan Documents, including making (and executing if applicable) any Credit Extension request, on behalf of such Co-Borrower.

“Availability Amount” is (a) the lesser of (i) the Revolving Line or (ii) the amount available under the Borrowing Base minus (b) the outstanding principal balance of any Advances.

“Bank” is defined in the preamble hereof.

“Bank Entities” is defined in Section 12.9.

“Bank Expenses” are all reasonable audit fees and expenses, costs, and expenses (including reasonable attorneys’ fees and expenses) for preparing, amending, negotiating, administering, defending and enforcing the Loan Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred with respect to Co-Borrowers or any Guarantor. Upon request by Co-Borrowers and, provided, that no Event of Default has occurred and is continuing, Bank will endeavor to provide an invoice or notice to Co-Borrowers in respect of such Bank Expenses, provided that Bank shall not have any liability for failure to do so.

“Bank Services” are any products, credit services, and/or financial accommodations previously, now, or hereafter provided to a Co-Borrower or any of its Subsidiaries by Bank or any Bank Affiliate, including, without limitation, any letters of credit, cash management services (including, without limitation, merchant services, direct deposit of payroll, business credit cards, and check cashing services), interest rate swap arrangements, and foreign exchange services as any such products or services may be identified in Bank’s various agreements related thereto (each, a “Bank Services Agreement”).

“Bank Services Agreement” is defined in the definition of Bank Services.

“Board of Directors” means the board of directors of each Co-Borrower as appropriate in each case.

“Borrowing Base” is, at any time, an amount equal to (a) the Advance Rate multiplied by (b) (i) during any Streamline Period, Borrower’s net operating revenue, determined in accordance with GAAP minus (A) realized gains or losses from sale (determined in accordance with GAAP) and (B) any other non-recurring revenue, for the immediately preceding month or (ii) during any Non-Streamline Period, Borrower’s net operating revenue, determined in accordance with GAAP minus (A) realized gains or losses from sale (determined in accordance with GAAP) and (B) any other non-recurring revenue, for the trailing thirty (30) day period then ended; provided, however, that Bank has the right to decrease the foregoing amount in its good faith business judgment to mitigate the impact of events, conditions, contingencies, or risks which may adversely affect the Collateral or its value. So long as no Event of Default has occurred and is continuing, Bank shall endeavor to consult with Co-Borrowers about any such decreases, but the failure to do so shall not be a breach by Bank hereunder.

“Borrowing Base Report” is that certain report of the value of certain Collateral in the form specified by Bank to Co-Borrowers from time to time, substantially in the form of Exhibit C.

“Borrowing Resolutions” are, with respect to any Person, those resolutions adopted by such Person’s board of directors (and, if required under the terms of such Person’s Operating Documents, stockholders) and delivered by such Person to Bank approving the Loan Documents to which such Person is a party and the transactions contemplated thereby, together with a certificate executed by its secretary on behalf of such Person certifying (a) such Person has the authority to execute, deliver, and perform its obligations under each of the Loan Documents to which it is a party, (b) that set forth as a part of or attached as an exhibit to such certificate is a true, correct, and complete copy of the resolutions then in full force and effect authorizing and ratifying the execution, delivery, and performance by such Person of the Loan Documents to which it is a party, (c) the name(s) of the Person(s) authorized to execute the Loan Documents, including making (and executing if applicable) any Credit Extension request, on behalf of such Person, together with a sample of the true signature(s) of such Person(s), and (d) that Bank may conclusively rely on such certificate unless and until such Person shall have delivered to Bank a further certificate canceling or amending such prior certificate.

“Business Day” is any day that is not a Saturday, Sunday or a day on which Bank is closed.

“Cash Collateral Account” is defined in Section 6.3(c).

“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc.; (c) Bank’s certificates of deposit issued maturing no more than one (1) year after issue; and (d) money market funds at least ninety-five percent (95%) of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (c) of this definition.

“Change in Control” means (a) at any time, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of forty-nine percent (49%) or more of the ordinary voting power for the election of directors of Upstart Holdings (determined on a fully diluted basis) other than by the sale of Upstart Holdings’ equity securities in a public offering or to venture capital or private equity investors so long as Co-Borrowers identify to Bank the venture capital or private equity investors at least seven (7) Business Days prior to the closing of the transaction and provide to Bank a description of the material terms of the transaction; (b) except for a change in the members of the board or other equivalent body of a Co-Borrower resulting from the sale of a Co-Borrower’s equity securities in a public offering or to venture capital or private equity investors so long as such Co-Borrower identifies to Bank the venture capital or private equity investors at least seven (7) Business Days prior to the closing of the transaction and provides to Bank a description of the material terms of the transaction, during any period of twelve (12) consecutive months, a majority of the members of the board of directors or other equivalent governing body of Upstart Holdings ceases to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; (c) Upstart Network ceases to be a wholly-owned Subsidiary of Upstart Holdings; or (d) at any time, a Co-Borrower shall cease to own and control, of record and beneficially, directly or indirectly, one hundred percent (100%) of each class of outstanding capital stock of each subsidiary of such Co-Borrower (unless such Subsidiary is dissolved, merged, consolidated or liquidated into a Co-Borrower or a Guarantor) free and clear of all Liens (except Liens created by this Agreement).

“Claims” is defined in Section 12.3.

“Co-Borrowers” is defined in the preamble hereof.

“Co-Borrowers’ Books” are all of a Co-Borrower’s books and records including ledgers, federal and state tax returns, records regarding such Co-Borrower’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Co-Borrowers’ Loan Portfolio” means, collectively, the principal amount of all loans originated on Co-Borrowers’ platform with outstanding principal amount greater than $0.

“Code” is the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of California; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Bank’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of California, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” is any and all properties, rights and assets of Co-Borrowers described on Exhibit A.

“Collateral Account” is any Deposit Account, Securities Account, or Commodity Account which constitute Collateral or in which any Collateral is maintained.

“Commodity Account” is any “commodity account” as defined in the Code with such additions to such term as may hereafter be made.

“Compliance Certificate” is that certain certificate in the form attached hereto as Exhibit B.

“Contingent Obligation” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation, in each case, directly or indirectly guaranteed, endorsed, co made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“Control Agreement” is any control agreement entered into among the depository institution at which a Co-Borrower maintains a Deposit Account or the securities intermediary or commodity intermediary at which a Co-Borrower maintains a Securities Account or a Commodity Account, such Co-Borrower, and Bank pursuant to which Bank obtains control (within the meaning of the Code) over such Deposit Account, Securities Account, or Commodity Account.

“Copyrights” are any and all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.

“Credit Extension” is any Advance, any Overadvance, Letter of Credit, FX Contract, amount utilized for cash management services, Growth Capital Advance, or any other extension of credit by Bank for Co-Borrowers’ benefit.

“Cumulative Net Loss” means, as of any date, the cumulative net loss of Co-Borrowers for the period commencing on January 1 of the fiscal year in which such date occurs and ending on such date, determined in accordance with GAAP minus any non-cash stock based compensation, any fair value adjustment of Co-Borrowers’ preferred stock warrants and/or service fee liabilities, and any other non-cash deductions approved in Bank’s reasonable business discretion.

“DB Guaranty” means that certain Limited Guaranty and Indemnity Agreement dated as of May 23, 2018 by Upstart Holdings in favor of Deutsche Bank AG, New York Branch, as administrative agent on behalf of the Lenders (as defined therein), as amended from time to time.

“Default Rate” is defined in Section 2.3(b).

“Deposit Account” is any “deposit account” as defined in the Code with such additions to such term as may hereafter be made.

“Designated Deposit Account” is the multicurrency account, denominated in Dollars, account number *** maintained by a Co-Borrower with Bank.

“Division” means, in reference to any Person which is an entity, the division of such Person into two (2) or more separate Persons, with the dividing Person either continuing or terminating its existence as part of such division, including, without limitation, as contemplated under Section 18-217 of the Delaware Limited Liability Company Act for limited liability companies formed under Delaware law, or any analogous action taken pursuant to any other applicable law with respect to any corporation, limited liability company, partnership or other entity.

“Dollars,” “dollars” or use of the sign “$” means only lawful money of the United States and not any other currency, regardless of whether that currency uses the “$” sign to denote its currency or may be readily converted into lawful money of the United States.

“Dollar Equivalent” is, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in a Foreign Currency, the equivalent amount therefor in Dollars as determined by Bank at such time on the basis of the then-prevailing rate of exchange in San Francisco, California, for sales of the Foreign Currency for transfer to the country issuing such Foreign Currency.

“Domestic Subsidiary” means a Subsidiary organized under the laws of the United States or any state or territory thereof or the District of Columbia.

“Effective Date” is defined in the preamble hereof.

“Equipment” is all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“ERISA” is the Employee Retirement Income Security Act of 1974, and its regulations.

“Event of Default” is defined in Section 8.

“Exchange Act” is the Securities Exchange Act of 1934, as amended.

“Excluded Subsidiary” is a Subsidiary of either Co-Borrower (or another Person formed for the purposes of engaging in a Permitted Receivables Financing in which either Co-Borrower or any of its Subsidiaries makes an Investment and to which such Co-Borrower or any of its Subsidiaries transfers Permitted Receivables Financing Assets) that engages in no material activities other than in connection with Permitted Receivables Financings, and any business or activities incidental or related to such business, and which is designated by such Co-Borrower (as provided below) as an Excluded Subsidiary and (a) no portion of the Indebtedness (contingent or otherwise) of which (i) is guaranteed by either Co-Borrower, other than another Excluded Subsidiary or pursuant to Standard Securitization Undertakings, or (ii) is recourse to or obligates either Co-Borrower or any of its Subsidiaries, other than another Excluded Subsidiary, in any way other than pursuant to Standard Securitization Undertakings, and (b) to which none of either Co-Borrower or any of their Subsidiaries, other than another Excluded Subsidiary, has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to Recipient or required to be withheld or deducted from a payment to Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of Recipient being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of Recipient with respect to an applicable interest in a Credit Extension pursuant to a law in effect on the date on which (i) Recipient acquires such interest in a Credit Extension or (ii) Recipient changes its lending office, except in each case to the extent that, pursuant to Section 2.6, amounts with respect to such Taxes were payable either to such Recipient’s assignor immediately before such Recipient became a party hereto or to such Recipient immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.6(f), and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Foreign Currency” means lawful money of a country other than the United States.

“Foreign Subsidiary” means any Subsidiary which is not a Domestic Subsidiary.

“Funding Date” is any date on which a Credit Extension is made to or for the account of Co-Borrowers which shall be a Business Day.

“FX Contract” is any foreign exchange contract by and between a Co-Borrower and Bank under which such Co-Borrower commits to purchase from or sell to Bank a specific amount of Foreign Currency on a specified date.

“GAAP” is generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

“General Intangibles” is all “general intangibles” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation, all Intellectual Property, claims, income and other tax refunds, security and other deposits, payment intangibles, contract rights, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

“Governmental Approval” is any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” is any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Growth Capital Advance” is defined in Section 2.1.2(a) of this Agreement.

“Growth Capital Maturity Date” is December 1, 2020.

“GS Guaranty” means that certain Limited Guaranty and Indemnity Agreement dated as of November 20, 2015 by Upstart Holdings in favor of Goldman Sachs Bank USA, as administrative agent on behalf of the Lenders (as defined therein), as amended from time to time.

“Guarantor” is any Person providing a Guaranty in favor of Bank.

“Guaranty” is any guarantee of all or any part of the Obligations, as the same may from time to time be amended, restated, modified or otherwise supplemented.

“Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations, and (d) Contingent Obligations.

“Indemnified Person” is defined in Section 12.3.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Co-Borrowers under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Intellectual Property” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following:

(a) its Copyrights, Trademarks and Patents;

(b) any and all trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know-how and operating manuals;

(c) any and all source code;

(d) any and all design rights which may be available to such Person;

(e) any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; and

(f) all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents.

“Inventory” is all “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of a Co-Borrower’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

“Investment” is any beneficial ownership interest in any Person (including stock, partnership interest or other securities), and any loan, advance or capital contribution to any Person.

“IP Agreements” are those certain Intellectual Property Security Agreements executed and delivered by each Co-Borrower to Bank dated as of the Effective Date, as may be amended, modified or restated from time to time.

“Key Person” is Co-Borrower’s (i) Chief Executive Officer, who is Dave Girouard as of the Effective Date and (ii) Head of Product, who is Paul Gu as of the Effective Date.

“Letter of Credit” is a standby or commercial letter of credit issued by Bank upon request of a Co-Borrower based upon an application, guarantee, indemnity, or similar agreement.

“Lien” is a claim, mortgage, deed of trust, levy, charge, pledge, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

“Liquidity” is, at any time, the sum of (a) the aggregate amount of unrestricted cash and Cash Equivalents held at such time by Co-Borrowers in Collateral Accounts maintained with Bank or its Affiliates in which Bank has a perfected first priority Lien.

“Loan Delinquencies” means the aggregate principal amount of loans in Co-Borrowers’ Loan Portfolio that are aged more than sixteen (16) days past the due date for such loans and which have not been charged off.

“Loan Documents” are, collectively, this Agreement and any schedules, exhibits, certificates, notices, and any other documents related to this Agreement, the Warrant, any Bank Services Agreement, any subordination agreement, any note, or notes or guaranties executed by a Co-Borrower or any Guarantor, and any other present or future agreement by a Co-Borrower and/or any Guarantor with or for the benefit of Bank, all as amended, restated, or otherwise modified.

“Material Adverse Change” is (a) a material impairment in the perfection or priority of Bank’s Lien in the Collateral or in the value of such Collateral; (b) a material adverse change in the business, operations, or condition (financial or otherwise) of Co-Borrowers; or (c) a material impairment of the prospect of repayment of any portion of the Obligations.

“Mezzanine Loan Agreement” means that certain Mezzanine Loan and Security Agreement by and among Co-Borrowers and Bank dated as of October 22, 2018.

“Mezzanine Loan Documents” means all of the “Loan Documents” as such term is defined in the Mezzanine Loan Agreement.

“Minimum Interest” is defined in Section 2.3(d).

“Minimum Interest Amount” is, for any month, an amount equal to Ten Thousand Five Hundred Fifty Dollars ($10,550).

“Minimum Interest Period” is defined in Section 2.3(d).

“Monthly Financial Statements” is defined in Section 6.2(b).

“Net Cash” means an amount equal to (a) Co-Borrowers’ unrestricted cash and Cash Equivalents held at Bank or Bank’s Affiliates (subject to a Control Agreement) minus (b) the outstanding Obligations owing to Bank (other than any Obligations that are cash secured or owing to Bank under the Mezzanine Loan Documents).

“Obligations” are Co-Borrowers’ obligations to pay when due any debts, principal, interest, fees, Bank Expenses, and other amounts Co-Borrowers owe Bank now or later, whether under this Agreement, the other Loan Documents (other than the Warrant or any other equity interest in a Co-Borrower), or otherwise, including, without limitation, all obligations relating to Bank Services and interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Co-Borrowers assigned to Bank, and to perform Co-Borrowers’ duties under the Loan Documents (other than the Warrant or any other equity interest in a Co-Borrower).

“Offsite Collateral” means laptops, mobile phones and other similar portable equipment in the possession of employees in the ordinary course of business.

“Operating Documents” are, for any Person, such Person’s formation documents, as certified by the Secretary of State (or equivalent agency) of such Person’s jurisdiction of organization on a date that is no earlier than thirty (30) days prior to the Effective Date, and, (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Credit Extension or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Overadvance” is defined in Section 2.2.

“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“Payment Date” is (a) with respect to Growth Capital Advance, the first (1st) calendar day of each month and (b) with respect to Advances, the last calendar day of each month.

“Perfection Certificate” is defined in Section 5.1.

“Permitted Acquisition” means any acquisition by Co-Borrowers (whether by merger, equity purchase, or otherwise) of all or substantially all of the assets of, the equity interests of, or a business line or unit or division of, any Person (the “Target”), consisting of a single transaction or a series of related transactions (an “Acquisition”), provided that: (i) Target is a company or companies organized under the laws of the United States or any state or territory thereof or the District of Columbia; (ii) Target is engaged in a similar line of business as Co-Borrowers both prior to and after giving effect to such Acquisition; (iii) [reserved]; (iv) such Acquisition is non-hostile in nature and has been approved by Target’s board of directors; (v) no Indebtedness, other than Permitted Indebtedness, shall be assumed or incurred by Co-Borrowers in connection with such Acquisition; (vi) no Event of Default has occurred and is continuing or would exist after giving effect to such Acquisition; (vii) the total consideration for all such Acquisitions, including cash and the value of any non-cash consideration, does not in the aggregate exceed Five Million Dollars ($5,000,000) during the term of this Agreement; (ix) Co-Borrowers have provided Bank with pro forma financial projections for the twelve (12) month period following such Acquisition demonstrating compliance with this Agreement and the covenants contained herein during such period; (x) the Liquidity of Co-Borrowers immediately following such Acquisition shall be no less than an amount equal to the then-outstanding Obligations; (xi) Co-Borrowers are the surviving legal entity/entities; and (xii) if the Target is not merged with and into a Co-Borrower then, within thirty (30) days after such Acquisition, the Target must become a “Co-Borrower” under this Agreement and the other Loan Documents and become subject to all rights and obligations of this Agreement and the other Loan Documents, and must execute and deliver to Bank an assumption agreement acceptable to Bank as well as such other documents and agreements as required by Bank in connection with the target becoming a Co-Borrower and granting a lien in favor of Bank on the Collateral.

“Permitted Indebtedness” is:

(a) Co-Borrowers’ Indebtedness to Bank under this Agreement, the other Loan Documents and the Mezzanine Loan Documents;

(b) Indebtedness existing on the Effective Date which is shown on the Perfection Certificate;

(c) Subordinated Debt;

(d) unsecured Indebtedness to trade creditors incurred in the ordinary course of business;

(e) Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business;

(f) Indebtedness in an aggregate principal amount not to exceed Two Hundred Fifty Thousand Dollars ($250,000) secured by Permitted Liens;

(g) [reserved];

(h) earnouts incurred in connection with Permitted Acquisitions so long as (i) the total consideration for such Permitted Acquisitions, including such earnouts, does not exceed the limitations set forth in in the definition of Permitted Acquisitions, and (ii) such earnouts are subject to subordination agreements in form and substance satisfactory to Bank;

(i) Indebtedness of Excluded Subsidiaries to third-party financial institutions for the financing of loans originated on Co-Borrowers’ platform and transferred to such Excluded Subsidiaries in accordance with Section 7.1;

(j) Indebtedness incurred pursuant to Standard Securitization Undertakings as of the Effective Date;

(k) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (h) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon a Co-Borrower or its Subsidiary, as the case may be; and

(l) obligations incurred by an Excluded Subsidiary in a Permitted Receivables Financing that is not recourse to either Co-Borrower or any Subsidiary (other than an Excluded Subsidiary).

“Permitted Investments” are:

(a) Investments (including, without limitation, Subsidiaries) existing on the Effective Date which are shown on the Perfection Certificate;

(b) Investments consisting of Cash Equivalents;

(c) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of a Co-Borrower;

(d) Investments consisting of deposit accounts in which Bank has a perfected security interest;

(e) Investments accepted in connection with Transfers permitted by Section 7.1;

(f) Investments consisting of the creation of a Subsidiary for the purpose of consummating a merger transaction permitted by Section 7.3 of this Agreement, which is otherwise a Permitted Investment;

(g) Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of a Co-Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by the Board of Directors;

(h) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

(i) Investments in (i) the beneficial interests in Excluded Subsidiaries (including all certificates representing such interests), (ii) loans originated through the Co-Borrowers’ platform in the ordinary course of business, (iii) capital contributions in the Excluded Subsidiaries not exceeding an amount equal to (1) the aggregate principal amount of loans originated on Co-Borrowers’ platform and transferred to the Excluded Subsidiaries by Co-Borrowers in accordance with Section 7.1, minus (2) the aggregate loan proceeds received by the Excluded Subsidiaries from the third-party financing of such transferred loans, and (iv) other capital contributions in the Excluded Subsidiaries not to exceed One Hundred Thousand Dollars ($100,000) in the aggregate in any fiscal year;

(j) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this paragraph (k) shall not apply to Investments of Co-Borrowers in any Subsidiary;

(k) Investments in an Excluded Subsidiary or any Investment by an Excluded Subsidiary in any other Person in connection with a Permitted Receivables Financing; and

(l) Permitted Acquisitions.

“Permitted Liens” are:

(a) Liens shown on the Perfection Certificate existing on the Effective Date or arising under this Agreement, the other Loan Documents or the Mezzanine Loan Documents;

(b) Liens for taxes, fees, assessments or other government charges or levies, either (i) not due and payable or (ii) being contested in good faith and for which a Co-Borrower maintains adequate reserves on such Co-Borrower’s Books, provided that no notice of any such Lien has been filed or recorded under the Internal Revenue Code of 1986, as amended, and the Treasury Regulations adopted thereunder;

(c) purchase money Liens (i) on Equipment acquired or held by a Co-Borrower incurred for financing the acquisition of the Equipment securing no more than Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate amount outstanding, or (ii) existing on Equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment;

(d) Liens of carriers, warehousemen, suppliers, or other Persons that are possessory in nature arising in the ordinary course of business so long as such Liens attach only to Inventory, securing liabilities in the aggregate amount not to exceed Two Hundred Fifty Thousand Dollars ($250,000) and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

(e) Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA);

(f) Liens incurred in the extension, renewal or refinancing of the Indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase;

(g) leases or subleases of real property granted in the ordinary course of a Co-Borrower’s business (or, if referring to another Person, in the ordinary course of such Person’s business), and leases, subleases, non-exclusive licenses or sublicenses of personal property (other than Intellectual Property) granted in the ordinary course of a Co-Borrower’s business (or, if referring to another Person, in the ordinary course of such Person’s business), if the leases, subleases, licenses and sublicenses do not prohibit granting Bank a security interest therein;

(h) non-exclusive licenses of Intellectual Property granted to third parties in the ordinary course of business;

(i) Liens arising from attachments or judgments, orders, or decrees in circumstances not constituting an Event of Default under Sections 8.4 and 8.7;

(j) Liens in the assets of Excluded Subsidiaries granted by such Excluded Subsidiaries to third-party financial institutions in connection with the financing of loans originated on Co-Borrowers’ platform and transferred to such Excluded Subsidiaries in accordance with Section 7.1 and Liens on Permitted Receivables Financing Assets securing any Permitted Receivables Financing; and

(k) Liens in favor of other financial institutions arising in connection with Co-Borrowers’ deposit and/or securities accounts held at such institutions as permitted by Section 6.8(a) hereof, provided that Bank has a perfected security interest in the amounts held in such deposit and/or securities accounts to the extent required hereunder.

“Permitted Receivables Financing” is any transaction or series of transactions that may be entered into by any Co-Borrower or any Subsidiary thereof pursuant to which any Co-Borrower or Subsidiary may sell, convey or otherwise transfer to (a) an Excluded Subsidiary (in the case of a transfer by either Co-Borrower or Subsidiary) or (b) any Special Purpose Vehicle (in the case of a transfer by an Excluded Subsidiary), or an Excluded Subsidiary may grant a security interest in, any Permitted Receivables Financing Assets provided, that, the terms of which (including financing terms, covenants, termination events and other provisions) (i) have been negotiated at arm’s length and (ii) are, in the good faith determination of either Co-Borrower, which determination shall be conclusive, in the aggregate economically fair and reasonable to such Co-Borrower.

“Permitted Receivables Financing Assets” are (a) Receivables which are described as being transferred by a Co-Borrower or Subsidiary pursuant to a Permitted Receivables Financing, (b) all Receivables Related Assets in respect of Receivables described in clause (a), and (c) all collections (including recoveries) and other proceeds of the assets described in the foregoing clauses.

“Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Prime Rate” is the rate of interest per annum from time to time published in the money rates section of The Wall Street Journal or any successor publication thereto as the “prime rate” then in effect; provided that, in the event such rate of interest is less than zero, such rate shall be deemed to be zero for purposes of this Agreement; and provided further that if such rate of interest, as set forth from time to time in the money rates section of The Wall Street Journal, becomes unavailable for any reason as determined by Bank, the “Prime Rate” shall mean the rate of interest per annum announced by Bank as its prime rate in effect at its principal office in the State of California (such Bank announced Prime Rate not being intended to be the lowest rate of interest charged by Bank in connection with extensions of credit to debtors); provided that, in the event such rate of interest is less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Receivables” are all rights of the Co-Borrowers or any Subsidiaries (other than an Excluded Subsidiary) to payments (whether constituting accounts, chattel paper, instruments, general intangibles or otherwise, and including the right to payment of any interest or finance charges), which rights are identified in the accounting records of the Co-Borrower or such Subsidiary as accounts receivable.

“Receivables Related Assets” are (a) any rights arising under the documentation governing or relating to Receivables (including rights in respect of Liens securing such Receivables and other credit support in respect of such Receivables); (b) any proceeds of such Receivables and any lockboxes or accounts in which such proceeds are deposited; (c) spread accounts and other similar accounts (and any amounts on deposit therein) established in connection with a Permitted Receivables Financing; (d) any warranty, indemnity, dilution and other intercompany claim arising out of a Permitted Receivables Financing; and (e) other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

“Recipient” means Bank or any other Person holding a beneficial interest in the right to make Credit Extensions.

“Registered Organization” is any “registered organization” as defined in the Code with such additions to such term as may hereafter be made.

“Requirement of Law” is as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Reserves” means, as of any date of determination, such amounts as Bank may from time to time establish and revise in its good faith business judgment, reducing the amount of Advances and other financial accommodations which would otherwise be available to Co-Borrowers (a) to reflect events, conditions, contingencies or risks which, as determined by Bank in its good faith business judgment, do or may adversely affect (i) the Collateral or any other property which is security for the Obligations or its value (including without limitation any increase in delinquencies of Accounts), (ii) the assets, business or prospects of a Co-Borrower or any Guarantor, or (iii) the security interests and other rights of Bank in the Collateral (including the enforceability, perfection and priority thereof); or (b) to reflect Bank’s reasonable belief that any collateral report or financial information furnished by or on behalf of a Co-Borrower or any Guarantor to Bank is or may have been incomplete, inaccurate or misleading in any material respect; or (c) in respect of any state of facts which Bank determines constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default. So long as no Event of Default has occurred and is continuing, Bank shall endeavor to consult with Co-Borrowers about the establishment of the Reserves amount, but the failure to do so shall not be a breach by Bank hereunder.

“Responsible Officer” is any of the Chief Executive Officer, President, Chief Financial Officer and Controller of a Co-Borrower.

“Restricted License” is any material license or other similar agreement relating to the use of intellectual property with respect to which a Co-Borrower is the licensee (a) that prohibit or otherwise restricts such Co-Borrower from granting a security interest in such Co-Borrower’s interest in such license or agreement or any other property, or (b) for which a default under or termination of could interfere with Bank’s right to sell any Collateral, but “Restricted License” shall not include (i) over the counter software and services, open source code, application programming interfaces and/or other Intellectual Property made commercially available under shrinkwrap or clickwrap licenses, online terms of service or use, or similar agreements.

“Retained Interest” is the debt or equity interests held by a Co-Borrower or any Subsidiary (other than an Excluded Subsidiary) in an Excluded Subsidiary to which Permitted Receivables Financing Assets have been transferred, including any such debt or equity received as consideration for or as a portion of the purchase price for the Permitted Receivables Financing Assets transferred, or any other instrument through which a Co-Borrower or such Subsidiary has rights to or receives distributions in respect of any residual or excess interest in the Permitted Receivables Financing Assets.

“Revolving Line” is an aggregate principal amount equal to Five Million Five Hundred Thousand Dollars ($5,500,000).

“Revolving Line Maturity Date” is June 1, 2020.

“SEC” shall mean the Securities and Exchange Commission, any successor thereto, and any analogous Governmental Authority.

“Securities Account” is any “securities account” as defined in the Code with such additions to such term as may hereafter be made.

“Special Purpose Vehicle” is a trust, partnership or other special purpose Person established by a Co- Borrower and/or any of its Subsidiaries to implement a Permitted Receivables Financing.

“Standard Securitization Undertakings” are representations, warranties, covenants and indemnities (including repurchase obligations in the event of a breach of representation and warranty) made or provided, and limited recourse guarantees (including, without limitation, by way of example only, the GS Guaranty and the DB Guaranty), performance guarantees and servicing obligations undertaken, by any Co-Borrower or any Subsidiary in connection with a Permitted Receivables Financing of a character appropriate for the assets being securitized and which, in the good faith judgment of the board of directors of the appropriate company are reasonably customary in an accounts receivable transaction and which have been negotiated at arm’s length with an unaffiliated third party.

“Streamline Period” is, on and after the Effective Date, provided no Event of Default has occurred and is continuing, the period (a) commencing on the first day of the month following the day that a Co-Borrower provides to Bank a written report that such Co-Borrower has, for each consecutive day in the immediately preceding month maintained Net Cash, as determined by Bank in its discretion, in an amount at all times greater than or equal to One

Dollar ($1.00) (the “Streamline Trigger”); and (b) terminating on the earlier to occur of (i) the occurrence of an Event of Default, and (ii) the first day thereafter in which such Co-Borrower fails to maintain the Streamline Trigger, as determined by Bank in its discretion. Upon the termination of a Streamline Period, Co-Borrower must maintain the Streamline Trigger each consecutive day for one (1) calendar month as determined by Bank in its discretion, prior to entering into a subsequent Streamline Period. Co-Borrower shall give Bank prior written notice of such Co-Borrower’s election to enter into any such Streamline Period, and each such Streamline Period shall commence on the first day of the monthly period following the date Bank determines, in its reasonable discretion, that the Streamline Trigger has been achieved.

“Streamline Trigger” is defined in the definition of Streamline Period.

“Subordinated Debt” is indebtedness incurred by a Co-Borrower subordinated to all of such Co-Borrower’s now or hereafter indebtedness to Bank (pursuant to a subordination, intercreditor, or other similar agreement in form and substance satisfactory to Bank entered into between Bank and the other creditor), on terms acceptable to Bank in its reasonable business discretion.

“Subsidiary” is, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless the context otherwise requires, each reference to a Subsidiary herein shall be a reference to a Subsidiary of a Co-Borrower or Guarantor. Notwithstanding anything to the contrary herein, “Subsidiary” shall not include any Excluded Subsidiary.

“Tax” and “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Trademarks” means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of a Co-Borrower connected with and symbolized by such trademarks.

“Transfer” is defined in Section 7.1.

“Upstart Holdings” is defined in the preamble hereof.

“Upstart Network” is defined in the preamble hereof.

“Warrant” is, collectively, (i) that certain Warrant to Purchase Stock dated as of March 19, 2015 executed by Co-Borrowers in favor of Bank, (ii) that certain Warrant to Purchase Stock dated as of February 1, 2016 executed by Co-Borrowers in favor of Bank, and (iii) that certain Warrant to Purchase Stock dated as of July 26, 2017 executed by Co-Borrowers in favor of Bank.

“Wells Fargo Accounts” is defined in Section 6.8(a).

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

CO-BORROWERS:

UPSTART HOLDINGS, INC.

By	/s/Sanjay Datta
Name:	Sanjay Datta
Title:	Chief Financial Officer

UPSTART NETWORK, INC.

By	/s/Sanjay Datta
Name:	Sanjay Datta
Title:	Chief Financial Officer

BANK:

SILICON VALLEY BANK

By	/s/Lane Bruno
Name:	Lane Bruno
Title:	Director

FIRST AMENDMENT

TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This FIRST AMENDMENT to Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into as of October 22, 2018, by and among SILICON VALLEY BANK, a California corporation (“Bank”), UPSTART HOLDINGS, INC., a Delaware corporation and UPSTART NETWORK, INC., a Delaware corporation (each a “Co-Borrower” and collectively, “Co-Borrowers”).

RECITALS

A. Bank and Co-Borrowers have entered into that certain Amended and Restated Loan and Security Agreement dated as of September 5, 2018 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Co-Borrowers for the purposes permitted in the Loan Agreement.

C. Co-Borrowers have requested that Bank amend the Loan Agreement to (i) permit Co-Borrowers to incur certain mezzanine debt to Bank, and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 4.1 (Grant of Security Interest). The third paragraph of Section 4.1 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“If this Agreement is terminated, Bank’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are repaid in full in cash. Upon payment in full in cash of the Obligations (other than inchoate indemnity obligations) and at such time as Bank’s obligation to make Credit Extensions has terminated, Bank shall, at the sole cost and expense of Co-Borrowers, release its Liens in the Collateral and all rights therein shall revert to Co-Borrowers. In the event (x) all Obligations (other than inchoate indemnity obligations), except for Bank Services, are satisfied in full, and (y) this Agreement is terminated, Bank shall terminate the security interest granted herein either (i) if the Mezzanine Loan Documents are in full force and effect, immediately or (ii) of the Mezzanine Loan Documents are no longer in full force and effect, upon Co-Borrowers providing cash collateral acceptable to Bank in its good faith business judgment for Bank Services, if any. In the event such Bank Services consist of outstanding Letters of Credit, Co-Borrowers shall provide to Bank cash collateral (to the extent required pursuant to the immediately preceding sentence) in an amount equal to (x) if such Letters of Credit are denominated in Dollars, then at least one hundred five percent (105.0%); and (y) if such Letters of Credit are denominated in a Foreign Currency, then at least one hundred ten percent (110.0%), of the Dollar Equivalent of the face amount of all such Letters of Credit plus all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its good faith business judgment), to secure all of the Obligations relating to such Letters of Credit.”

2.2 Section 12.1 (Termination Prior to Maturity Date; Survival). Section 12.1 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“12.1 Termination Prior to Maturity Date; Survival. All covenants, representations and warranties made in this Agreement shall continue in full force until this Agreement has terminated pursuant to its terms and all Obligations have been satisfied. So long as Co-Borrowers have satisfied the Obligations (other than inchoate indemnity obligations, and any other obligations which, by their terms, are to survive the termination of this Agreement, and any Obligations under Bank Services Agreements that are cash collateralized in accordance with and to the extent required by Section 4.1 of this Agreement), this Agreement may be terminated prior to the Revolving Line Maturity Date and the Growth Capital Maturity Date by Co-Borrowers, effective three (3) Business Days after written notice of termination is given to Bank. Those obligations that are expressly specified in this Agreement as surviving this Agreement’s termination shall continue to survive notwithstanding this Agreement’s termination.”

2.3 Section 13 (Definitions). The following terms and their respective definitions hereby are added or amended and restated in their entirety, in Section 13.1 of the Loan Agreement, as appropriate, as follows:

“Mezzanine Loan Agreement” means that certain Mezzanine Loan and Security Agreement by and among Co-Borrowers and Bank dated as of October 22, 2018.

“Mezzanine Loan Documents” means all of the “Loan Documents” as such term is defined in the Mezzanine Loan Agreement.

“Net Cash” means an amount equal to (a) Co-Borrowers’ unrestricted cash and Cash Equivalents held at Bank or Bank’s Affiliates (subject to a Control Agreement) minus (b) the outstanding Obligations owing to Bank (other than any Obligations that are cash secured or owing to Bank under the Mezzanine Loan Documents).

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2.4 Section 13 (Definitions). Subsection (a) of the defined term “Permitted Indebtedness” set forth in Section 13.1 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“(a) Co-Borrowers’ Indebtedness to Bank under this Agreement, the other Loan Documents and the Mezzanine Loan Documents;”

2.5 Section 13 (Definitions). Subsection (a) of the defined term “Permitted Liens” set forth in Section 13.1 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“(a) Liens shown on the Perfection Certificate existing on the Effective Date or arising under this Agreement, the other Loan Documents or the Mezzanine Loan Documents;”

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Bank to enter into this Amendment, each Co-Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except (i) that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof, and (ii) to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Co-Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

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4.3 The organizational documents of Co-Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Co-Borrower of this Amendment and the performance by Co-Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Co-Borrower of this Amendment and the performance by Co-Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting each Co-Borrower, (b) any contractual restriction with a Person binding on Co-Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Co-Borrower, or (d) the organizational documents of Co-Borrower;

4.6 The execution and delivery by Co-Borrower of this Amendment and the performance by Co-Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on each Co-Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Co-Borrower and is the binding obligation of Co-Borrower, enforceable against Co-Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Ratification of Intellectual Property Security Agreement. Each Co-Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Intellectual Property Security Agreement dated as of September 5, 2018 between such Co-Borrower and Bank, and acknowledges, confirms and agrees that said Intellectual Property Security Agreement (a) contains an accurate and complete listing of all Intellectual Property Collateral (as defined therein) and (b) shall remain in full force and effect.

6. Ratification of Perfection Certificate. Each Co-Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of September 5, 2018 and acknowledges, confirms and agrees that the disclosures and information such Co-Borrower provided to Bank in such Perfection Certificate have not changed, as of the date hereof.

7. Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

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8. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

9. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of (i) this Amendment by each party hereto and (ii) the Mezzanine Loan Documents, and (b) Co-Borrowers’ payment of all Bank Expenses incurred through the date hereof.

[Signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		CO-BORROWERS

SILICON VALLEY BANK		UPSTART HOLDINGS, INC.

By:	/s/ Lane Bruno	By:	/s/ Sanjay Datta
Name:	Lane Bruno	Name:	Sanjay Datta
Title:	Director	Title:	CFO

UPSTART NETWORK, INC.

By:	/s/ Sanjay Datta
Name:	Sanjay Datta
Title:	CFO

[Signature Page to First Amendment to Loan and Security Agreement]

DEFAULT WAIVER AND SECOND AMENDMENT

TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This DEFAULT WAIVER AND SECOND AMENDMENT to Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into as of August 14, 2019, by and among SILICON VALLEY BANK, a California corporation (“Bank”), UPSTART HOLDINGS, INC., a Delaware corporation and UPSTART NETWORK, INC., a Delaware corporation (each a “Co-Borrower” and collectively, “Co-Borrowers”).

RECITALS

A. Bank and Co-Borrowers have entered into that certain Amended and Restated Loan and Security Agreement dated as of September 5, 2018 (as amended by that certain First Amendment to Amended and Restated Loan and Security Agreement dated as of October 22, 2018 and as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Co-Borrowers for the purposes permitted in the Loan Agreement.

C. Co-Borrowers have requested that Bank amend the Loan Agreement to (i) revise the financial covenants, and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D. In addition, Co-Borrowers acknowledge they are currently in default of the Loan Agreement for failing to comply with the covenant set forth in Section 6.9(b) of the Loan Agreement for the quarterly measuring period ending March 31, 2019 (the “Waived Default”).

E. Co-Borrowers have requested that Bank waive its rights and remedies against Co-Borrowers, limited specifically to the Waived Default. Although Bank is under no obligation to do so, Bank is willing to not exercise its rights and remedies against Co-Borrowers related to the specific Waived Default on the terms and conditions set forth in this Agreement, so long as Co-Borrowers comply with the terms, covenants and conditions set forth in this Agreement.

F. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Waiver of Default. Bank hereby waives filing any legal action or instituting or enforcing any rights and remedies it may have against Co-Borrowers with respect to the Waived Default. Bank’s waiver of Co-Borrowers’ compliance with Section 6.9(b) of the Loan Agreement shall apply only with respect to Co-Borrowers’ failure to do so as of March 31, 2019. Accordingly, hereinafter, Co-Borrowers shall be in compliance with such section. Bank’s agreement to waive the Waived Default (a) in no way shall be deemed an agreement by Bank to waive Co-Borrowers’ compliance with the above-referenced section as of all other dates, and (b) shall not limit or impair the Bank’s right to demand strict performance of such section as of all other dates.

3. Amendments to Loan Agreement.

3.1 Section 6.9 (Financial Covenants). Section 6.9(b) of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“(b) Net Loss. As of the last day of each quarter set forth below, Co-Borrowers’ Cumulative Net Loss shall not be less than the following amounts:

Quarter Ending	Cumulative Net Loss
June 30, 2019	($9,000,000)
September 30, 2019	($12,000,000)
December 31, 2019	($15,000,000)

The required Cumulative Net Loss covenant levels for the measuring periods ending after December 31, 2019, shall be equal to the lesser of (i) one hundred twenty percent (120%) of the Cumulative Net Loss set forth in Co-Borrowers’ Board of Directors approved projections delivered to Bank in accordance with Section 6.2(d) hereof, and (ii) Zero Dollars ($0); provided however, the Cumulative Net Loss covenant levels for each measuring period ending after December 31, 2019 shall not be greater than a loss of One Million Dollars ($1,000,000) per fiscal quarter.”

3.1 Section 6.13 (Formation or Acquisition of Subsidiaries). Section 6.13 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“6.13 Formation or Acquisition of Subsidiaries. Notwithstanding and without limiting the negative covenants contained in Sections 7.3 and 7.7 hereof, at the time that a Co-Borrower or any Guarantor form any direct or indirect Subsidiary or acquire any direct or indirect Subsidiary after the Effective Date (including, without limitation, pursuant to a Division), such Co-Borrower and such Guarantor shall (a) cause such new Subsidiary that is a Domestic Subsidiary to provide to Bank a joinder to this Agreement to cause such Subsidiary that is a Domestic Subsidiary to become a co-borrower hereunder, together with such appropriate financing statements and/or Control Agreements, all in form and substance satisfactory to Bank in its reasonable discretion (including being

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sufficient to grant Bank a first priority Lien (subject to Permitted Liens) in and to the assets of such newly formed or acquired Subsidiary that is a Domestic Subsidiary), (b) provide to Bank appropriate certificates and powers and financing statements, pledging all of the direct or beneficial ownership interest in such new Subsidiary (or, in the case of a Foreign Subsidiary, sixty-five percent (65%) of the equity interests in such Subsidiary), in form and substance satisfactory to Bank in its reasonable discretion, and (c) provide to Bank all other documentation in form and substance satisfactory to Bank, which in its opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above. Any document, agreement, or instrument executed or issued pursuant to this Section 6.13 shall be a Loan Document.”

3.2 Section 7.1 (Dispositions). Section 7.1 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“7.1 Dispositions. Convey, sell, lease, transfer, assign, or otherwise dispose of (including, without limitation, pursuant to a Division) (collectively, “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (a) of Inventory in the ordinary course of business; (b) of worn-out or obsolete Equipment that is, in the reasonable judgment of Co-Borrower, no longer economically practicable to maintain or useful in the ordinary course of business of Co-Borrower; (c) consisting of Permitted Liens, Permitted Indebtedness and Permitted Investments; (d) consisting of the sale or issuance of any stock of Co-Borrower permitted under Section 7.2 of this Agreement; (e) consisting of Co-Borrower’s use or transfer of money or Cash Equivalents in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents; (f) of non-exclusive licenses for the use of the property of a Co-Borrower or its Subsidiaries in the ordinary course of business; (g) of surplus Equipment in the ordinary course of business not otherwise permitted by this Section 7.1 in an amount not to exceed Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate in any fiscal year; (h) of loans originated on Co-Borrowers’ platform and sold to third parties (other than Excluded Subsidiaries) in the ordinary course of business for fair market value (which may or may not reflect a discount to par value); (i) of loans originated on Co-Borrowers’ platform and transferred to Excluded Subsidiaries in the ordinary course of business, such transferred loans to be financed through a combination of (1) third-party financing which constitutes Permitted Indebtedness hereunder, (2) Permitted Investments made by Co-Borrowers in such Excluded Subsidiaries and/or (3) direct equity investments by Persons commonly known as “backers” or “investors” for the sole purpose of financing such loans; and (j) dispositions of Permitted Receivables Financing Assets pursuant to Permitted Receivables Financings, in each case so long as the consideration for any such disposition is (i) in the form of cash or Retained Interests, (ii) in an amount at least equal to fair market value thereof (which may or may not reflect a discount to par value), (iii) the Retained Interest and all proceeds thereof shall constitute Collateral and all necessary steps to perfect a security interest in such Retained Interest for the benefit of Bank are taken by Co-Borrowers or the Subsidiary and (iv) no Default

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or Event of Default shall have occurred and be continuing at the time such disposition is made, (k) so long as no Default or Event of Default has occurred or would result therefrom, a sale of Receivables by a Co-Borrower to any Person who is not an Affiliate from time to time pursuant to the terms of any whole loan sale program entered into between such Co-Borrower and such Person providing for the sale of specific Receivables by the Co-Borrower to such Person in the ordinary course of the Co-Borrower’s business; provided, in each case, that One Hundred Percent (100%) of Co-Borrowers’ revenue received from such sales shall be paid promptly following such sale by depositing such revenues in the Designated Deposit Account, and (l) other Transfers in the ordinary course of business not otherwise permitted by this Section 7.1 not to exceed One Hundred Thousand Dollars ($100,000) in the aggregate in any fiscal year.”

3.3 Section 7.3 (Mergers or Acquisitions). Section 7.3 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“7.3 Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person (including, without limitation, by the formation of any Subsidiary or pursuant to a Division) except for Permitted Acquisitions. A Subsidiary may merge or consolidate into another Subsidiary or into a Co-Borrower.”

3.4 Section 13 (Definitions). The following term and its respective definition hereby is added to Section 13.1 of the Loan Agreement to read as follows:

“Division” means, in reference to any Person which is an entity, the division of such Person into two (2) or more separate Persons, with the dividing Person either continuing or terminating its existence as part of such division, including, without limitation, as contemplated under Section 18-217 of the Delaware Limited Liability Company Act for limited liability companies formed under Delaware law, or any analogous action taken pursuant to any other applicable law with respect to any corporation, limited liability company, partnership or other entity.

3.5 Exhibit B. to the Loan Agreement is hereby replaced with Exhibit B attached hereto.

4. Limitation of Amendments.

4.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

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4.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

5. Representations and Warranties. To induce Bank to enter into this Amendment, each Co-Borrower hereby represents and warrants to Bank as follows:

5.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except (i) that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof, and (ii) to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

5.2 Co-Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

5.3 The organizational documents of Co-Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

5.4 The execution and delivery by Co-Borrower of this Amendment and the performance by Co-Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

5.5 The execution and delivery by Co-Borrower of this Amendment and the performance by Co-Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting each Co-Borrower, (b) any contractual restriction with a Person binding on Co-Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Co-Borrower, or (d) the organizational documents of Co-Borrower;

5.6 The execution and delivery by Co-Borrower of this Amendment and the performance by Co-Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on each Co-Borrower, except as already has been obtained or made; and

5.7 This Amendment has been duly executed and delivered by Co-Borrower and is the binding obligation of Co-Borrower, enforceable against Co-Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

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6. Ratification of Intellectual Property Security Agreement. Each Co-Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Intellectual Property Security Agreement dated as of September 5, 2018 between such Co-Borrower and Bank, and acknowledges, confirms and agrees that said Intellectual Property Security Agreement (a) contains an accurate and complete listing of all Intellectual Property Collateral (as defined therein) and (b) shall remain in full force and effect.

7. Ratification of Perfection Certificate. Each Co-Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of September 5, 2018 and acknowledges, confirms and agrees that the disclosures and information such Co-Borrower provided to Bank in such Perfection Certificate have not changed, as of the date hereof.

8. Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

9. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

10. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, and (b) Co-Borrowers’ payment of (i) a waiver fee in the amount of Fifteen Thousand Dollars ($15,000) and (ii) all Bank Expenses incurred through the date hereof.

[Signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		CO-BORROWERS

SILICON VALLEY BANK		UPSTART HOLDINGS, INC.

By:	/s/ Chris Vind	By:	/s/ Sanjay Datta
Name:	Chris Vind	Name:	Sanjay Datta
Title:	Vice President	Title:	Chief Financial Officer

UPSTART NETWORK, INC.

By:	/s/ Sanjay Datta
Name:	Sanjay Datta
Title:	Chief Financial Officer

[Signature Page to Default Waiver and Second Amendment to Amended and Restated Loan and Security Agreement]

EXHIBIT B

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM:	UPSTART HOLDINGS, INC. and UPSTART NETWORK, INC.

The undersigned authorized officers of UPSTART HOLDINGS, INC. and UPSTART NETWORK, INC. certify solely in their capacities as officers of the company and not in their individual capacities, that under the terms and conditions of the Amended and Restated Loan and Security Agreement between Co-Borrowers and Bank (the “Agreement”): (1) Co-Borrowers are in complete compliance for the period ending _______________ with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Co-Borrowers, and each of their Subsidiaries, has timely filed all required tax returns and reports, and Co-Borrowers have timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Co-Borrowers except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Co-Borrowers or any of their Subsidiaries, if any, relating to unpaid employee payroll or benefits of which Co-Borrowers have not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Co-Borrowers are not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies
Monthly consolidated financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Updated structure chart	Quarterly within 45 days	Yes No
Annual financial statements (CPA Audited)	FYE within 180 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
Borrowing Base Reports	(i) Friday of each week when Streamline Period is not in effect and (ii) monthly within 30 days when a Streamline Period is in effect	Yes No
Board-approved projections	Within 60 days of the earlier of (i) FYE or (ii) approval by the Board of Directors	Yes No

The following Intellectual Property was registered after the Effective Date (if no registrations, state “None”)

Financial Covenants	Required	Actual	Complies
Maintain on a Monthly Basis:
Loan Delinquencies and 3-Month Charge-offs divided by Co-Borrowers’ Loan Portfolio (Trailing 3-Month average)	≤ 6.00%	_____%	Yes No
Maintain on a Quarterly Basis:
Maximum Cumulative Net Loss:
Quarter ending 6/30/19	($9,000,000)	$________	Yes No
Quarter ending 9/30/19	($12,000,000)	$________	Yes No
Quarter ending 12/31/19	($15,000,000)	$________	Yes No
Quarter ending 3/31/20 and thereafter	To be reset, but in any event the cumulative Net Loss shall not be greater than ($1,000,000) per fiscal quarter	$________	Yes No

Streamline	Required	Actual	Complies

Net Cash	At least $1.00	$_______	Yes No

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

UPSTART HOLDINGS, INC.	BANK USE ONLY

Received by:
AUTHORIZED SIGNER
By:	Date:
Name:
Title:	Verified:
AUTHORIZED SIGNER
Date:

UPSTART NETWORK, INC.

By:	Compliance Status:	Yes No
Name:
Title:

THIRD AMENDMENT

TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This THIRD AMENDMENT to Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into as of June 30, 2020, by and among SILICON VALLEY BANK, a California corporation (“Bank”), UPSTART HOLDINGS, INC., a Delaware corporation and UPSTART NETWORK, INC., a Delaware corporation (each a “Co-Borrower” and collectively, “Co-Borrowers”).

RECITALS

A. Bank and Co-Borrowers have entered into that certain Amended and Restated Loan and Security Agreement dated as of September 5, 2018 (as amended by that certain First Amendment to Amended and Restated Loan and Security Agreement dated as of October 22, 2018, that certain Default Waiver and Second Amendment dated as of August 14, 2019, and as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Co-Borrowers for the purposes permitted in the Loan Agreement.

C. Co-Borrowers are currently in violation of Section 8.2(a) of the Loan Agreement due to Co-Borrowers’ repurchase of stock from Eaglewood SPV I LP (“Eaglewood”) in November 2019 in accordance with the terms of that certain Stock Repurchase Agreement by and between Upstart Holdings, Inc. and Eaglewood dated as of November 14, 2019, in excess of the annual repurchase limit set forth in section 7.7(a)(iii) of the Loan Agreement (the “Existing Default”).

D. Co-Borrowers have requested that Bank waive its rights and remedies against Co-Borrowers, limited specifically to the Existing Default. Although Bank is under no obligation to do so, Bank is willing to not exercise its rights and remedies against Co-Borrowers related to the specific Existing Default on the terms and conditions set forth in this Amendment, so long as Co-Borrowers comply with the terms, covenants and conditions set forth in this Amendment.

E. Co-Borrowers have further requested that Bank amend the Loan Agreement to (i) extend the maturity date, (ii) revise the financial covenants, and (iii) make certain other revisions to the Loan Agreement as more fully set forth herein.

F. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 2.3 (Payment of Interest on the Credit Extensions). Section 2.3(a)(i) of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“(i) Advances. Subject to Section 2.3(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to the greater of (A) one percentage point (1.00%) above the Prime Rate, and (B) four and one quarter percent (4.25%), which interest shall be payable monthly in accordance with Section 2.3(e) below.”

2.2 Section 6.2 (Financial Statements, Reports, Certificates). Section 6.2 of the Loan Agreement hereby is amended and restated in in its entirety to read as follows:

“6.2 Financial Statements, Reports, Certificates. Provide Bank with the following:

(a) a Borrowing Base Report (and any schedules related thereto and including any other information requested by Bank with respect to Co-Borrowers’ Accounts) within thirty (30) days after the last day of each month;

(b) as soon as available, but no later than thirty (30) days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Co-Borrowers’ consolidated operations for such month certified by a Responsible Officer and in a form acceptable to Bank (the “Monthly Financial Statements”);

(c) as soon as available, but no later than forty-five (45) days after the last day of each fiscal quarter, a company prepared consolidated and consolidating balance sheet and income statement covering Co-Borrowers’ consolidated and consolidating operations for such quarter certified by a Responsible Officer and in a form acceptable to Bank;

(d) within thirty (30) days after the last day of each month and together with the Monthly Financial Statements, a duly completed Compliance Certificate signed by a Responsible Officer;

(e) within forty-five (45) days after the last day of each quarter, an updated corporate structure chart reflecting Co-Borrowers’ Subsidiaries and Excluded Subsidiaries;

(f) within sixty (60) days after the earlier of the end of the fiscal year of Co-Borrowers or approval by Co-Borrowers’ Board of Directors, (i) annual operating budgets (including income statements, balance sheets and cash flow statements, by month) for the upcoming fiscal year of Co-Borrowers, and (ii) annual financial projections for the following fiscal year (on a quarterly basis), in each case as approved by the Board of Directors, together with any related business forecasts used in the preparation of such annual financial projections;

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(g) as soon as available, and in any event within one hundred eighty (180) days following the end of Co-Borrowers’ fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion (other than with respect to going concern qualification solely related to Co-Borrowers’ liquidity) on the financial statements from an independent certified public accounting firm reasonably acceptable to Bank in its reasonable discretion;

(h) in the event that a Co-Borrower becomes subject to the reporting requirements under the Exchange Act within five (5) days of filing, copies of all periodic and other reports, proxy statements and other materials filed by such Co-Borrower and/or any Guarantor with the SEC, any Governmental Authority succeeding to any or all of the functions of the SEC or with any national securities exchange, or distributed to its shareholders, as the case may be. Documents required to be delivered pursuant to the terms hereof (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which such Co-Borrower posts such documents, or provides a link thereto, on Co-Borrower’s website on the internet at such Co-Borrower’s website address; provided, however, such Co-Borrower shall promptly notify Bank in writing (which may be by electronic mail) of the posting of any such documents;

(i) within five (5) days of delivery, copies of all statements, reports and notices made externally available to each Co-Borrower’s security holders or to any holders of Subordinated Debt, in each case not in their roles as management or board member of any Co-Borrower;

(j) prompt report of any legal actions pending or threatened in writing against a Co-Borrower or any of its Subsidiaries that could result in damages or costs to such Co-Borrower or any of its Subsidiaries of, individually or in the aggregate, Three Hundred Fifty Thousand Dollars ($350,000) or more;

(k) within one (1) Business Day of the occurrence of any “Subject Action” (as such term is defined in the GS Guaranty and the DB Guaranty) or any claim that a Subject Action has occurred, a report and description of such Subject Action;

(l) prompt written notice of any changes to the beneficial ownership information set out in item 13 of the Perfection Certificate. Co-Borrowers understand and acknowledge that Bank relies on such true, accurate and up-to-date beneficial ownership information to meet Bank’s regulatory obligations to obtain, verify and record information about the beneficial owners of its legal entity customers; and

(m) promptly, from time to time, such other information regarding Co-Borrowers or compliance with the terms of any Loan Documents as reasonably requested by Bank.”

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2.3 Section 6.3 (Accounts Receivable). Sections 6.3(c) and 6.3(d) of the Loan Agreement hereby are amended and restated in their entirety to read as follows:

“(c) Collection of Accounts. Co-Borrowers shall deliver or transmit, and cause each depository institution where proceeds of Accounts or other assets constituting Collateral are on deposit (including but not limited to Wells Fargo Bank, N.A.), to deliver or transmit, all proceeds of Accounts or other assets constituting Collateral (and for the avoidance of doubt, not assets belonging to third-party investors which, shall remain in FBO accounts or other accounts permitted to be maintained by Co-Borrowers in accordance with the terms hereof, if applicable) into a lockbox account, or via electronic deposit capture into a “blocked account” as specified by Bank (either such account, the “Cash Collateral Account”). Whether or not an Event of Default has occurred and is continuing, Co-Borrowers shall immediately deliver all payments on and proceeds of Accounts constituting Collateral to the Cash Collateral Account. Subject to Bank’s right to maintain a reserve pursuant to Section 6.3(d), so long as no Event of Default has occurred and is continuing, all amounts received in the Cash Collateral Account shall be transferred on a daily basis to Co-Borrowers’ operating account with Bank. Co-Borrowers hereby authorize Bank to transfer to the Cash Collateral Account any amounts that Bank reasonably determines are proceeds of the Accounts (provided that Bank is under no obligation to do so and this allowance shall in no event relieve Co-Borrowers of their obligations hereunder).

(a) Reserves. Notwithstanding any terms in this Agreement to the contrary, at times when an Event of Default exists, Bank may hold any proceeds of the Accounts and any amounts in the Cash Collateral Account that are not applied to the Obligations pursuant to Section 6.3(c) above as a reserve to be applied to any Obligations regardless of whether such Obligations are then due and payable.”

2.4 Section 6.8 (Accounts). Section 6.8 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“6.8 Accounts.

(a) Maintain their and all of their Subsidiaries’ (other than Excluded Subsidiaries’) operating and other deposit accounts, the Cash Collateral Account and securities/investment accounts with Bank and Bank’s Affiliates and shall conduct all of their investments and foreign exchange transactions at or through Bank. Co-Borrowers agree that they will cause each of the Excluded Subsidiaries to maintain its operating and other deposit accounts and securities accounts with Bank and Bank’s Affiliates, but only to the extent Co-Borrowers determine that there is no adverse impact to Co-Borrowers or such Excluded Subsidiary operationally or commercially to do so after consulting in good faith with Bank. Notwithstanding the foregoing, Co-Borrowers shall be permitted to maintain (i) accounts at Cross River Bank (the “Cross River Accounts”) and accounts at Finwise Bank (the “Finwise Accounts”), not subject to a Control Agreement, so long as such accounts at no time contain Collateral, and (ii) conduit accounts at Wells Fargo Bank (the “Wells Fargo Accounts”), not subject to a Control Agreement, so long as the aggregate balance in all such accounts does not exceed Fifteen Million Dollars ($15,000,000), (which

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such aggregate balances does not include, for the avoidance of doubt, assets belonging to third-party investors which shall remain in FBO accounts or other accounts permitted to be maintained by Co-Borrowers in accordance with the terms hereof) for more than five (5) consecutive Business Days each calendar month, and (iii) FBO accounts in the name of Co-Borrower for the benefit of third party investors.

(b) In addition to and without limiting the restrictions in (a), Co-Borrowers shall provide Bank five (5) days prior written notice before establishing any Collateral Account at or with any bank or financial institution other than Bank or Bank’s Affiliates. For each Collateral Account that Co-Borrowers at any time maintain, Co-Borrowers shall cause the applicable bank or financial institution (other than Bank) at or with which any Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Bank’s Lien in such Collateral Account in accordance with the terms hereunder which Control Agreement may not be terminated without the prior written consent of Bank. The provisions of the previous sentence shall not apply to (i) the Cross River Accounts, (ii) the Finwise Accounts, (iii) the Wells Fargo Accounts, or (iv) deposit accounts exclusively used for payroll, payroll taxes, and other employee wage and benefit payments to or for the benefit of Co-Borrowers’ employees and identified to Bank by Co-Borrowers as such.”

2.5 Section 6.9 (Financial Covenants). Section 6.9(b) of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“(b) Minimum Liquidity. Co-Borrowers shall at all times, maintain Net Liquidity of not less than Twelve Million Dollars ($12,000,000).”

2.6 Section 6.18 (PPP Loan). New Section 6.18 hereby is added to the Loan Agreement to read in its entirety as follows:

“6.18 PPP Loan. Co-Borrower shall or shall cause each of the applicable Subsidiaries to maintain the records required to be submitted by the CARES Act in order for the PPP Loan to be forgiven in full in accordance with the terms of the CARES Act. Each Co-Borrower agrees that such Co-Borrower shall not use the proceeds of any Credit Extension provided under this Agreement for any purpose permitted under Section 7(a) of the Small Business Act prior to the application, in full, of all proceeds from the PPP Loan (unless otherwise agreed to in writing by Bank). Each Co-Borrower agrees that Co-Borrower shall not amend, modify or waive any rights relating to, or any agreement relating to, the PPP Loan and the documents evidencing the PPP Loan, in a manner that is adverse to Bank’s interests.”

2.7 Section 8.2 (Covenant Default). Section 8.2(a) of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

(a) “A Co-Borrower fails or neglects to perform any obligation in Sections 6.2, 6.3, 6.4, 6.5, 6.6, 6.7, 6.8, 6.9, 6.10, 6.12, 6.13, 6.14, 6.15, 6.16, 6.17 or 6.18 or violates any covenant in Section 7; or”

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2.8 Section 13 (Definitions). The following terms and their respective definitions hereby are added to Section 13.1 of the Loan Agreement to read as follows:

“CARES Act” has the meaning given to it in subsection (m) of the definition of “Permitted Indebtedness.”

“Net Liquidity” means (a) Co-Borrowers’ unrestricted cash and Cash Equivalents held at Bank or Bank’s Affiliates (in the case of Bank’s Affiliates, subject to a Control Agreement), minus (b) the outstanding balance of the PPP Loan; provided, that upon receipt by Bank of evidence reasonably satisfactory to Bank that the PPP Loan has been forgiven in full pursuant to, and in accordance with, the CARES Act, then this clause (b) shall be deemed to be $0.

“PPP Loan” has the meaning given to it in subsection (m) of the definition of “Permitted Indebtedness.

“Third Amendment Effective Date” is June 30, 2020.

“Small Business Act” means the Small Business Act (15 U.S.C. 636(a)) after giving effect to the implementation of the CARES Act, as in effect on the Third Amendment Effective Date (or any amended or successor version that is substantively comparable and not materially more adverse to Bank’s interest) and any current or future regulations or official interpretations thereof.

2.9 Section 13 (Definitions). The defined term “Permitted Indebtedness” in Section 13 of the Loan Agreement, hereby is amended by adding new subsection (m) to read in its entirety as follows:

“(m) Indebtedness, not to exceed Five Million Two Hundred Eighty-Seven Thousand Eight Hundred and Ten Dollars ($5,287,810) in the aggregate, incurred by Upstart Network, Inc. in favor of Cross River Bank under the Paycheck Protection Program (a “PPP Loan”) established pursuant to the Coronavirus Aid, Relief and Economic Security Act (as amended, and the related rules and regulations, the “CARES Act”); provided that (i) such Indebtedness is unsecured and shall not include any rights of set-off, counterclaim, or deduction of any kind in favor of the lender with respect to such Indebtedness, (ii) Co-Borrowers are in compliance with all applicable U.S. Small Business Administration (“SBA”) regulations and loan eligibility requirements, (iii) the maturity date of such Indebtedness shall not occur prior to the date that is 24 months from disbursement, and (iv) the proceeds of such Indebtedness are used in a manner that is permitted by the CARES Act.”

2.10 Section 13 (Definitions). The following defined terms in Section 13 of the Loan Agreement, hereby are amended and restated to read in their entirety as follows:

“Borrowing Base” is, at any time, an amount equal to (a) the Advance Rate multiplied by (b) Borrower’s net operating revenue, determined in accordance with GAAP minus (A) realized gains or losses from sale (determined in accordance with GAAP) and (B) any other non-recurring revenue, for the trailing thirty (30) day period then ended;

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provided, however, that Bank has the right to decrease the foregoing amount in its good faith business judgment to mitigate the impact of events, conditions, contingencies, or risks which may adversely affect the Collateral or its value. So long as no Event of Default has occurred and is continuing, Bank shall endeavor to consult with Co-Borrowers about any such decreases, but the failure to do so shall not be a breach by Bank hereunder.

“Revolving Line Maturity Date” is December 1, 2020.

2.11 Section 13 (Definitions). The defined terms “Cumulative Net Loss”, “Streamline Period” and “Streamline Trigger” in Section 13 of the Loan Agreement, hereby are deleted in their entirety.

2.12 Section 13 (Definitions). Clause (b) of the defined term “Permitted Indebtedness” is hereby amended and restated as follows:

“(b) Indebtedness existing on the Third Amendment Effective Date which is shown on the Perfection Certificate;”

2.13 Exhibit A to the Loan Agreement is hereby replaced with Exhibit A attached hereto.

2.14 Exhibit B to the Loan Agreement is hereby replaced with Exhibit B attached hereto.

3. Extension/Waiver.

3.1 Bank hereby waives filing any legal action or instituting or enforcing any rights and remedies it may have against Co-Borrowers with respect to the Existing Default. Bank’s waiver of Co-Borrowers’ compliance with Section 7.7(a)(iii) of the Loan Agreement shall apply only with respect to Co-Borrowers’ failure to do so as of June 30, 2020. Accordingly, hereinafter, Co-Borrower shall be in compliance with such section. Bank’s agreement to waive the Existing Default (a) in no way shall be deemed an agreement by Bank to waive Co-Borrowers’ compliance with the above-referenced section as of all other dates, and (b) shall not limit or impair the Bank’s right to demand strict performance of such section as of all other dates.

3.2 In addition, Bank hereby acknowledges that effective as of the date on which the conditions precedent set forth in Section 11 of this Amendment have been satisfied, Bank is extending the Revolving Line Maturity Date from June 1, 2020 to December 1, 2020 and, for the avoidance of doubt, to the extent that there were any Advances outstanding between the existing Revolving Line Maturity Date and the effective date of this Amendment that would have resulted in a payment default under the Loan Agreement as in effect prior to the date hereof, any such default is hereby deemed waived by Bank.

4. Limitation of Amendments.

4.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

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4.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

5. Representations and Warranties. To induce Bank to enter into this Amendment, each Co-Borrower hereby represents and warrants to Bank as follows:

5.1 Immediately after giving effect to this Amendment and the incurrence of the PPP Loan (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except (i) that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof, and (ii) to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

5.2 Co-Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

5.3 The organizational documents of Co-Borrower delivered to Bank on or prior to the Third Amendment Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

5.4 The execution and delivery by Co-Borrower of this Amendment and the performance by Co-Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

5.5 The execution and delivery by Co-Borrower of this Amendment and the performance by Co-Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting each Co-Borrower, (b) any contractual restriction with a Person binding on Co-Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Co-Borrower, or (d) the organizational documents of Co-Borrower;

5.6 The execution and delivery by Co-Borrower of this Amendment and the performance by Co-Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on each Co-Borrower, except as already has been obtained or made;

5.7 The Co-Borrower has duly executed and delivered applications and documents related to PPP Loans and the disclosures contained in such documents are true, correct and complete, in all material respects. Co-Borrower has made its own independent investigation

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and appraisal of Co-Borrowers’ financial condition and affairs, has conducted its own evaluation of Co-Borrower’s eligibility for PPP Loans under the CARES Act, and Co-Borrowers’ compliance with the terms of the CARES Act, independently and without reliance upon Bank, and will continue to do so; and

5.8 This Amendment has been duly executed and delivered by Co-Borrower and is the binding obligation of Co-Borrower, enforceable against Co-Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

6. Release by Co-Borrower.

6.1 FOR GOOD AND VALUABLE CONSIDERATION, each Co-Borrower hereby forever relieves, releases, and discharges Bank and its present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the date of the Loan Agreement through and including the date of execution of this Agreement (collectively “Released Claims”). Without limiting the foregoing, the Released Claims shall include any and all liabilities or claims arising out of or in any manner whatsoever connected with or related to the Loan Documents, the Recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing.

6.2 In furtherance of this release, each Co-Borrower expressly acknowledges and waives any and all rights under Section 1542 of the California Civil Code, which provides as follows:

“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.” (Emphasis added.)

6.3 By entering into this release, each Co-Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Co-Borrower hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected; accordingly, if Co-Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Co-Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever. Each Co-Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by Bank with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights.

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6.4 This release may be pleaded as a full and complete defense and/or as a cross- complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release. Each Co-Borrower acknowledges that the release contained herein constitutes a material inducement to Bank to enter into this Agreement, and that Bank would not have done so but for Bank’s expectation that such release is valid and enforceable in all events.

6.5 Each Co-Borrower hereby represents and warrants to Bank, and Bank is relying thereon, as follows:

(a) Except as expressly stated in this Amendment, neither Bank nor any agent, employee or representative of Bank has made any statement or representation to Co-Borrower regarding any fact relied upon by Co-Borrower in entering into this Agreement.

(b) Co-Borrower has made such investigation of the facts pertaining to this Agreement and all of the matters appertaining thereto, as it deems necessary.

(c) The terms of this Agreement are contractual and not a mere recital.

(d) This Agreement has been carefully read by Co-Borrower, the contents hereof are known and understood by Co-Borrower, and this Agreement is signed freely, and without duress, by Co-Borrower.

(e) Co-Borrower represents and warrants that it is the sole and lawful owner of all right, title and interest in and to every claim and every other matter which it releases herein, and that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm or entity any claims or other matters herein released. Co-Borrower shall indemnify Bank in accordance with Section 12.3 of the Loan Agreement.

7. Prior Agreement. The Loan Documents are hereby ratified and reaffirmed and shall remain in full force and effect (as amended by this Amendment). This Amendment is not a novation and the terms and conditions of this Amendment shall be in addition to and supplemental to all terms and conditions set forth in the Loan Documents. In the event of any conflict or inconsistency between this Amendment and the terms of such documents, the terms of this Amendment shall be controlling, but such document shall not otherwise be affected or the rights therein impaired.

8. Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

9. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

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10. Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of California.

11. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of (i) this Amendment by each party hereto, (ii) an updated Perfection Certificate from each Co-Borrower, and (iii) updated schedules to each Co-Borrower’s Intellectual Property Security Agreement, and (b) Co-Borrowers’ payments to Bank of (i) an amendment fee in the amount of Thirteen Thousand Seven Hundred and Fifty Dollars ($13,750) and (ii) all Bank Expenses incurred through the date hereof.

[Signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		CO-BORROWERS

SILICON VALLEY BANK		UPSTART HOLDINGS, INC.

By:	/s/ Chris Vind	By:	/s/ Sanjay Datta
Name:	Christopher Vind	Name:	Sanjay Datta
Title:	Director	Title:	Chief Financial Officer

UPSTART NETWORK, INC.

By:	/s/ Sanjay Datta
Name:	Sanjay Datta
Title:	Chief Financial Officer

[Signature Page to Third Amendment to Amended and Restated Loan and Security Agreement]

EXHIBIT A—COLLATERAL DESCRIPTION

The Collateral consists of all of Co-Borrowers’ right, title and interest in and to the following personal property:

All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles, Intellectual Property, commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, certificates of deposit, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

all of each Co-Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Notwithstanding the foregoing, the Collateral does not include:

1. All Trust Assets (as such is defined herein). All funding agreements, loan agreements, promissory notes, and other agreements and instruments evidencing, or relating to, loans made to, advances made to, financing provided to, or funds provided to persons (including, without limitation, persons known as “upstarts”) by or on behalf of Co-Borrowers, or by a third party and acquired by Co-Borrowers, all amounts owing from such persons, all rights to be paid by such persons, all other rights, benefits and property attributable to the foregoing, all proceeds of the foregoing and all deposit accounts in which monies or cash proceeds of the foregoing are deposited or held, including without limitation all promissory notes, accounts, general intangibles, payment intangibles, chattel paper, deposit accounts, investment property and proceeds that constitute any of the foregoing as such terms are defined in the UCC and all files, books and records, related to any of the foregoing; provided however, that the Collateral shall include all of the foregoing property with respect to any such loan (a) which has not been sold by Co-Borrowers within two (2) Business Days following the date of such loan is acquired by Co-Borrowers, or (b) which has been repurchased by Co-Borrowers after sale of such loan;

2. All agreements with persons (including, without limitation, persons commonly known as “backers” or “investors”) who have provided funds to Co-Borrowers directly or indirectly (including, without limitation, through the purchase of securities) for the purpose of making loans or advances to, or providing financing or funding to, persons described in clause (1), all funds or other property received or receivable by Co-Borrowers from any person described in this clause (including, without limitation, all such funds or property that are provided to or deposited with third parties for the purpose of making loans or advances to, or providing financing or funding to, persons described in clause (1), or purchasing any such advance, loan, financing, or funding), all amounts owing from such persons described in this clause, all rights to be paid by such persons, all funds or other property held on behalf or for the benefit of such persons or otherwise due or owing to such persons, and all proceeds of the foregoing.

3. the Cross River Accounts, the Finwise Accounts and the Wells Fargo Accounts that Co-Borrowers are permitted to maintain under the terms of the Agreement;

4. All loans described in clause (1) above that are sold by Upstart Network, Inc. in compliance with the terms of the Agreement, except for any such loans (a) which have not been sold by Co-Borrowers within two (2) Business Days following the date of such loan is acquired by Co-Borrowers, or (b) which have been repurchased by Co-Borrowers after sale thereof; and

5. All beneficial interests of Co-Borrowers in Excluded Subsidiaries (including all certificates representing such interests).

6. Permitted Receivables Financing Assets sold, conveyed or otherwise transferred to an Excluded Subsidiary or other Person;

7. Capital Stock in captive insurance Subsidiaries, not-for-profit Subsidiaries, Designated Entities, and any other special purpose entities in connection with Permitted Receivables Financing.

Notwithstanding anything to the contrary contained herein, the Collateral SHALL include all of Co-Borrowers’ right, title and interest in and to all servicing fees and similar fees in respect of the loans originated on Co-Borrowers’ platform or otherwise acquired by Co-Borrowers (whether or not such loans have been sold or repurchased), and all rights to receive proceeds of loans sold to Excluded Subsidiaries after the obligations owed by the Excluded Subsidiaries to the applicable third-party financial institutions providing debt financing for such loans have been repaid.

As used herein “Trust Assets” means all funding agreements, loan agreements, promissory notes, and other agreements and instruments delivered to the Excluded Subsidiaries from time to time subject to the terms of the Loan and Security Agreement among Co-Borrowers and Bank (as amended) (“Funding Agreements”), all amounts owing under Funding Agreements, all rights to be paid under Funding Agreements, all collections and other funds received in respect of Funding Agreements, the documentation and other records relating to Funding Agreements, all other rights, benefits and property attributable to the foregoing, all deposit accounts in which monies or cash proceeds of the foregoing are deposited or held, and all proceeds of the foregoing; provided that the term “Trust Assets” shall not include any of the foregoing property which has been repurchased by Co-Borrowers after sale of the applicable loan.

EXHIBIT B

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM:	UPSTART HOLDINGS, INC. and UPSTART NETWORK, INC.

The undersigned authorized officers of UPSTART HOLDINGS, INC. and UPSTART NETWORK, INC. certify solely in their capacities as officers of the company and not in their individual capacities, that under the terms and conditions of the Amended and Restated Loan and Security Agreement between Co-Borrowers and Bank (the “Agreement”): (1) Co-Borrowers are in complete compliance for the period ending ____________ with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Co-Borrowers, and each of their Subsidiaries, has timely filed all required tax returns and reports, and Co-Borrowers have timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Co-Borrowers except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Co-Borrowers or any of their Subsidiaries, if any, relating to unpaid employee payroll or benefits of which Co-Borrowers have not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Co-Borrowers are not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies
Monthly consolidated financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Quarterly financial statements	Quarterly within 45 days	Yes No
Updated structure chart	Quarterly within 45 days	Yes No
Annual financial statements (CPA Audited)	FYE within 180 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
Borrowing Base Reports	Monthly within 30 days	Yes No
Board-approved projections	Within 60 days of the earlier of (i) FYE or (ii) approval by the Board of Directors	Yes No

The following Intellectual Property was registered after the Effective Date (if no registrations, state “None”)

Financial Covenants	Required	Actual	Complies
Maintain on a Monthly Basis:
Loan Delinquencies and 3-Month Charge-offs divided by Co-Borrowers’ Loan Portfolio (Trailing 3-Month average)	≤ 6.00%	_______%	Yes No
Maintain at all times:
Minimum Net Liquidity	$12,000,000	$ _______	Yes No

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

UPSTART HOLDINGS, INC.	BANK USE ONLY

Received by:
AUTHORIZED SIGNER
By:	Date:
Name:
Title:	Verified:
AUTHORIZED SIGNER
Date:

UPSTART NETWORK, INC.

By:	Compliance Status:	Yes No
Name:
Title:

FOURTH AMENDMENT TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This FOURTH AMENDMENT to Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into as of October 1, 2020, by and among SILICON VALLEY BANK, a California corporation (“Bank”), UPSTART HOLDINGS, INC., a Delaware corporation and UPSTART NETWORK, INC., a Delaware corporation (each a “Co-Borrower” and collectively, “Co-Borrowers”).

RECITALS

A. Bank and Co-Borrowers have entered into that certain Amended and Restated Loan and Security Agreement dated as of September 5, 2018 (as amended by that certain First Amendment to Amended and Restated Loan and Security Agreement dated as of October 22, 2018, that certain Default Waiver and Second Amendment to Amended and Restated Loan and Security Agreement dated as of August 14, 2019, and that certain Third Amendment to Amended and Restated Loan and Security Agreement dated as of June 30, 2020, and as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”). Bank has extended credit to Co-Borrowers for the purposes permitted in the Loan Agreement.

B. Co-Borrowers have informed Bank that Parent desires to open the Wells Collateral Account (as defined herein) at Wells Fargo Bank, N.A. (“Wells”) and grant of a lien in favor of Wells on certain cash Collateral contained herein. In accordance with the requirements set forth in Sections 6.8 and 7.5 of the Loan Agreement, Co-Borrowers have requested Bank’s consent to the opening of the Wells Collateral Account and grant to Wells of a security interest in the cash Collateral contained therein. Bank has agreed to consent to such actions, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 6.8 (Accounts). Section 6.8 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“6.8 Accounts.

(a) Maintain their and all of their Subsidiaries’ (other than Excluded Subsidiaries’) operating and other deposit accounts, the Cash Collateral Account and securities/investment accounts with Bank and Bank’s Affiliates and shall conduct all of their investments and foreign exchange transactions at or through Bank. Co-Borrowers agree that they will cause each of the Excluded Subsidiaries to maintain its operating and other deposit accounts and securities accounts with Bank and Bank’s Affiliates, but only to the extent Co-Borrowers determine that there is no adverse impact to Co-Borrowers or such Excluded Subsidiary operationally or commercially to do so after consulting in good faith with Bank. Notwithstanding the foregoing, Co-Borrowers shall be permitted to maintain (i) accounts at Cross River Bank (the “Cross River Accounts”) and accounts at Finwise Bank (the “Finwise Accounts”), not subject to a Control Agreement, so long as such accounts at no time contain Collateral, (ii) conduit accounts at Wells Fargo Bank (the “Wells Fargo Accounts”), not subject to a Control Agreement, so long as the aggregate balance in all such accounts does not exceed Fifteen Million Dollars ($15,000,000), (which such aggregate balances does not include, for the avoidance of doubt, assets belonging to third-party investors which shall remain in FBO accounts or other accounts permitted to be maintained by Co-Borrowers in accordance with the terms hereof) for more than five (5) consecutive Business Days each calendar month, (iii) a Collateral Account at Wells Fargo Bank (the “Wells Collateral Account”) to cover returns on Co-Borrowers’ ACH volume so long as so long as the aggregate balance in such account does not exceed Four Hundred Thousand Dollars ($400,000) at any time, and (iv) FBO accounts in the name of Co-Borrower for the benefit of third party investors.

(b) In addition to and without limiting the restrictions in (a), Co-Borrowers shall provide Bank five (5) days prior written notice before establishing any Collateral Account at or with any bank or financial institution other than Bank or Bank’s Affiliates. For each Collateral Account that Co-Borrowers at any time maintain, Co-Borrowers shall cause the applicable bank or financial institution (other than Bank) at or with which any Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Bank’s Lien in such Collateral Account in accordance with the terms hereunder which Control Agreement may not be terminated without the prior written consent of Bank. The provisions of the previous sentence shall not apply to (i) the Cross River Accounts, (ii) the Finwise Accounts, (iii) the Wells Fargo Accounts, (iv) the Wells Collateral Account, or (v) deposit accounts exclusively used for payroll, payroll taxes, and other employee wage and benefit payments to or for the benefit of Co-Borrowers’ employees and identified to Bank by Co-Borrowers as such.”

2.2 Section 13.1 (Definitions). The defined term “Permitted Liens” set forth in Section 13.1 of the Loan Agreement hereby is amended by (i) deleting the “and” at the end of subsection (j) and replacing it with a semicolon, (ii) amending and restating subsection (k) to read in its entirety as follows, and (iii) adding new subsection (l) to read in its entirety as follows:

“(k) Liens in favor of Wells Fargo Bank on up to Four Hundred Thousand Dollars ($400,000) of Co-Borrowers’ cash contained in the Wells Collateral Account to secure certain obligations of Co-Borrowers to Wells Fargo Bank, N.A. which may be owing in connection with Co-Borrowers’ asset backed securitization programs; and

(l) Liens in favor of other financial institutions arising in connection with Co-Borrowers’ deposit and/or securities accounts held at such institutions as permitted by Section 6.8(a) hereof, provided that Bank has a perfected security interest in the amounts held in such deposit and/or securities accounts to the extent required hereunder.”

3. Consent. Subject to the terms of Section 11 below and compliance with Section 6.8 of the Loan Agreement (as amended hereby), Bank hereby consents to Parent’s opening of the Wells Collateral Account together with the grant to Wells of a lien in all cash Collateral contained therein.

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4. Limitation of Amendments.

4.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

4.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

5. Representations and Warranties. To induce Bank to enter into this Amendment, each Co-Borrower hereby represents and warrants to Bank as follows:

5.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except (i) that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof, and (ii) to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

5.2 Co-Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

5.3 The organizational documents of Co-Borrower delivered to Bank on or prior to the Third Amendment Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

5.4 The execution and delivery by Co-Borrower of this Amendment and the performance by Co-Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

5.5 The execution and delivery by Co-Borrower of this Amendment and the performance by Co-Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting each Co-Borrower, (b) any contractual restriction with a Person binding on Co-Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Co-Borrower, or (d) the organizational documents of Co-Borrower;

5.6 The execution and delivery by Co-Borrower of this Amendment and the performance by Co-Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on each Co-Borrower, except as already has been obtained or made; and

5.7 This Amendment has been duly executed and delivered by Co-Borrower and is the binding obligation of Co-Borrower, enforceable against Co-Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

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6. Prior Agreement. The Loan Documents are hereby ratified and reaffirmed and shall remain in full force and effect (as amended by this Amendment). This Amendment is not a novation and the terms and conditions of this Amendment shall be in addition to and supplemental to all terms and conditions set forth in the Loan Documents. In the event of any conflict or inconsistency between this Amendment and the terms of such documents, the terms of this Amendment shall be controlling, but such document shall not otherwise be affected or the rights therein impaired.

7. Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

8. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

9. Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of California.

10. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, and (b) Co-Borrowers’ payments to Bank of all Bank Expenses incurred through the date hereof.

[Signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		CO-BORROWERS

SILICON VALLEY BANK		UPSTART HOLDINGS, INC.

By:	/s/ Christopher Vind	By:	/s/ Sanjay Datta
Name:	Christopher Vind	Name:	Sanjay Datta
Title:	Director	Title:	Chief Financial Officer

UPSTART NETWORK, INC.

By:	/s/ Sanjay Datta
Name:	Sanjay Datta
Title:	Chief Financial Officer

[Signature Page to Fourth Amendment to Amended and Restated Loan and Security Agreement]

DEFAULT WAIVER AND FIFTH AMENDMENT TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This DEFAULT WAIVER AND FIFTH AMENDMENT to Amended and Restated Loan and Security Agreement (this “Agreement”) is entered into as of November 3, 2020, by and among SILICON VALLEY BANK, a California corporation (“Bank”), UPSTART HOLDINGS, INC., a Delaware corporation, and UPSTART NETWORK, INC., a Delaware corporation (each a “Co-Borrower” and collectively, “Co-Borrowers”).

RECITALS

A.    Bank and Co-Borrowers have entered into that certain Amended and Restated Loan and Security Agreement dated as of September 5, 2018 (as amended by that certain First Amendment to Amended and Restated Loan and Security Agreement dated as of October 22, 2018, that certain Default Waiver and Second Amendment to Amended and Restated Loan and Security Agreement dated as of August 14, 2019, that certain Third Amendment to Amended and Restated Loan and Security Agreement dated as of June 30, 2020, and that certain Fourth Amendment to Amended and Restated Loan and Security Agreement dated as of October 1, 2020, and as the same may be further amended, supplemented, restated, or otherwise modified from time to time, collectively, the “Loan Agreement”). Bank has extended credit to Co-Borrowers for the purposes permitted in the Loan Agreement.

B.    Co-Borrowers acknowledge that they are currently in default of Sections 6.15 and 8.2(a) of the Loan Agreement for failing to cause the outstanding balance of the Revolving Line to be zero ($0) for a period of not less than fourteen (14) consecutive days during each six (6) month period beginning on the Effective Date and continuing through the date hereof as required pursuant to Section 6.15 of the Loan Agreement (the “Waived Default”).

C.    Co-Borrowers have requested that Bank waive its rights and remedies against Co-Borrowers, limited specifically to the Waived Default. Although Bank is under no obligation to do so, Bank is willing to not exercise its rights and remedies against Co-Borrowers related to the specific Waived Default on the terms, and conditions set forth in this Agreement, so long as Co-Borrowers comply with the terms, covenants and conditions set forth in this Agreement.

D.    Co-Borrowers have further requested that Bank amend the Loan Agreement to remove the out-of-debt covenant contained in Section 6.15 of the Loan Agreement.

E.    Bank has agreed to so amend such provision of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.    Definitions. Capitalized terms used but not defined in this Agreement shall have the meanings given to them in the Loan Agreement.

2.    Amendment to Loan Agreement.

2.1    Section 6.15 (Out of Debt Covenant). Section 6.15 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“6.15    Intentionally Omitted.”

2.2    Section 8.2 (Covenant Default). Section 8.2(a) of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“8.2    Covenant Default.

(a) A Co-Borrower fails or neglects to perform any obligation in Sections 6.2, 6.3, 6.4, 6.5, 6.6, 6.7, 6.8, 6.9, 6.10, 6.12, 6.13, 6.14, 6.16, 6.17 or 6.18 or violates any covenant in Section 7, or”

3.    Waiver of Default. Bank hereby waives the Waived Default. Bank’s waiver of Co-Borrowers’ compliance with Section 6.15 of the Loan Agreement shall apply with respect to Co-Borrowers’ failure to comply for all prior periods beginning September 5, 2018 to the date hereof.

4.    Limitation of Default Waiver and Amendment.

4.1    This Agreement is effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

4.2    This Agreement shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

5.    Representations and Warranties. To induce Bank to enter into this Agreement, each Co-Borrower hereby represents and warrants to Bank as follows:

5.1    Immediately after giving effect to this Agreement (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except (i) that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof, and (ii) to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default other than the Waived Default has occurred and is continuing;

5.2    Co-Borrower has the power and authority to execute and deliver this Agreement and to perform its obligations under the Loan Agreement, as amended by this Agreement;

5.3    The organizational documents of Co-Borrower delivered to Bank on or prior to the Third Amendment Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

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5.4    The execution and delivery by Co-Borrower of this Agreement and the performance by Co-Borrower of its obligations under the Loan Agreement, as amended by this Agreement, have been duly authorized;

5.5    The execution and delivery by Co-Borrower of this Agreement and the performance by Co-Borrower of its obligations under the Loan Agreement, as amended by this Agreement, do not and will not contravene (a) any law or regulation binding on or affecting each Co-Borrower, (b) any contractual restriction with a Person binding on Co-Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Co-Borrower, or (d) the organizational documents of Co-Borrower;

5.6    The execution and delivery by Co-Borrower of this Agreement and the performance by Co-Borrower of its obligations under the Loan Agreement, as amended by this Agreement, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on each Co-Borrower, except as already has been obtained or made; and

5.7    This Agreement has been duly executed and delivered by Co-Borrower and is the binding obligation of Co-Borrower, enforceable against Co-Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

6.    Prior Agreement. The Loan Documents are hereby ratified and reaffirmed and shall remain in full force and effect (as amended by this Agreement). This Agreement is not a novation and the terms and conditions of this Agreement shall be in addition to and supplemental to all terms and conditions set forth in the Loan Documents. In the event of any conflict or inconsistency between this Agreement and the terms of such documents, the terms of this Agreement shall be controlling, but such document shall not otherwise be affected or the rights therein impaired.

7.    Release by Co-Borrowers.

7.1    FOR GOOD AND VALUABLE CONSIDERATION, each Co-Borrower hereby forever relieves, releases, and discharges Bank and its present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the date of the Loan Agreement through and including the date of execution of this Agreement (collectively “Released Claims”). Without limiting the foregoing, the Released Claims shall include any and all liabilities or claims arising out of or in any manner whatsoever connected with or related to the Loan Documents, the Recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing.

7.2    In furtherance of this release, each Co-Borrower expressly acknowledges and waives any and all rights under Section 1542 of the California Civil Code, which provides as follows:

“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.” (Emphasis added.)

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7.3    By entering into this release, each Co-Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of such Co-Borrower hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected; accordingly, if such Co-Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, such Co-Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever. Each Co-Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by Bank with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights.

7.4    This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release. Each Co-Borrower acknowledges that the release contained herein constitutes a material inducement to Bank to enter into this Agreement, and that Bank would not have done so but for Bank’s expectation that such release is valid and enforceable in all events.

7.5    Each Co-Borrower hereby represents and warrants to Bank, and Bank is relying thereon, as follows:

(a)    Except as expressly stated in this Agreement, neither Bank nor any agent, employee or representative of Bank has made any statement or representation to such Co-Borrower regarding any fact relied upon by such Co-Borrower in entering into this Agreement.

(b)    Such Co-Borrower has made such investigation of the facts pertaining to this Agreement and all of the matters appertaining thereto, as it deems necessary.

(c)    The terms of this Agreement are contractual and not a mere recital.

(d)    This Agreement has been carefully read by such Co-Borrower, the contents hereof are known and understood by such Co-Borrower, and this Agreement is signed freely, and without duress, by such Co-Borrower.

(e)    Such Co-Borrower represents and warrants that it is the sole and lawful owner of all right, title and interest in and to every claim and every other matter which it releases herein, and that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm or entity any claims or other matters herein released. Such Co-Borrower shall indemnify Bank in accordance with Section 12.3 of the Loan Agreement.

8.    Ratification of Perfection Certificate. Each Co-Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated on or prior to the Effective Date and acknowledges, confirms and agrees that the disclosures and information of such Co-Borrower provided to Bank in such Perfection Certificate have not changed, as of the date hereof.

9.    Integration. This Agreement and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.

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10.    Counterparts. This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

11.    Miscellaneous.

11.1    This Agreement shall constitute a Loan Document under the Loan Agreement; the failure to comply with the covenants contained herein shall constitute an Event of Default under the Loan Agreement; and all obligations included in this Agreement (including, without limitation, all obligations for the payment of principal, interest, fees, and other amounts and expenses) shall constitute obligations under the Loan Agreement and secured by the Collateral.

11.2    Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.    Governing Law. This Agreement and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of California.

13.    Effectiveness. This Agreement shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, and (b) Co-Borrowers’ payment to Bank of all Bank Expenses incurred through the date hereof.

[Balance of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

BANK:		CO-BORROWERS:

SILICON VALLEY BANK		UPSTART HOLDINGS, INC.

By:	/s/ Chris Vind	By:	/s/ Sanjay Datta
Name:	Christopher Vind	Name:	Sanjay Datta
Title:	Director	Title:	Chief Financial Officer

UPSTART NETWORK, INC.

		By:	/s/ Sanjay Datta
		Name:	Sanjay Datta
		Title:	Chief Financial Officer

[Signature Page to Default Waiver and Fifth Amendment to Amended and Restated Loan and Security Agreement]

SIXTH AMENDMENT TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This SIXTH AMENDMENT to Amended and Restated Loan and Security Agreement (this “Agreement”) is entered into as of November 25, 2020, by and among SILICON VALLEY BANK, a California corporation (“Bank”), UPSTART HOLDINGS, INC., a Delaware corporation, and UPSTART NETWORK, INC., a Delaware corporation (each a “Co-Borrower” and collectively, “Co-Borrowers”).

RECITALS

A. Bank and Co-Borrowers have entered into that certain Amended and Restated Loan and Security Agreement dated as of September 5, 2018 (as amended by that certain First Amendment to Amended and Restated Loan and Security Agreement dated as of October 22, 2018, that certain Default Waiver and Second Amendment to Amended and Restated Loan and Security Agreement dated as of August 14, 2019, that certain Third Amendment to Amended and Restated Loan and Security Agreement dated as of June 30, 2020, that certain Fourth Amendment to Amended and Restated Loan and Security Agreement dated as of October 1, 2020, and that certain Default Waiver and Fifth Amendment to Amended and Restated Loan and Security Agreement dated as of November 3, 2020, and as the same may be further amended, supplemented, restated, or otherwise modified from time to time, collectively, the “Loan Agreement”). Bank has extended credit to Co-Borrowers for the purposes permitted in the Loan Agreement.

B. Co-Borrowers have requested that Bank amend the Loan Agreement to extend the Revolving Line Maturity Date.

C. Bank has agreed to so amend such provision of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Agreement shall have the meanings given to them in the Loan Agreement.

2. Amendment to Loan Agreement.

2.1 Section 13.1 (Definitions). The following defined term and its respective definition set forth in Section 13.1 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“Revolving Line Maturity Date” is June 1, 2021.

3. Limitation of Amendment.

3.1 This Agreement is effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Agreement shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Bank to enter into this Agreement, each Co-Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Agreement (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except (i) that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof, and (ii) to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Co-Borrower has the power and authority to execute and deliver this Agreement and to perform its obligations under the Loan Agreement, as amended by this Agreement;

4.3 The organizational documents of Co-Borrower delivered to Bank on or prior to the Third Amendment Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Co-Borrower of this Agreement and the performance by Co-Borrower of its obligations under the Loan Agreement, as amended by this Agreement, have been duly authorized;

4.5 The execution and delivery by Co-Borrower of this Agreement and the performance by Co-Borrower of its obligations under the Loan Agreement, as amended by this Agreement, do not and will not contravene (a) any material law or regulation binding on or affecting each Co-Borrower, (b) any material contractual restriction with a Person binding on Co-Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Co-Borrower, or (d) the organizational documents of Co-Borrower;

4.6 The execution and delivery by Co-Borrower of this Agreement and the performance by Co-Borrower of its obligations under the Loan Agreement, as amended by this Agreement, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on each Co-Borrower, except as already has been obtained or made; and

4.7 This Agreement has been duly executed and delivered by Co-Borrower and is the binding obligation of Co-Borrower, enforceable against Co-Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Prior Agreement. The Loan Documents are hereby ratified and reaffirmed and shall remain in full force and effect (as amended by this Agreement). This Agreement is not a novation and the terms and conditions of this Agreement shall be in addition to and supplemental to all terms and conditions set forth in the Loan Documents. In the event of any conflict or inconsistency between this Agreement and the terms of such documents, the terms of this Agreement shall be controlling, but such document shall not otherwise be affected or the rights therein impaired.

6. Ratification of Perfection Certificate. Each Co-Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated on or prior to the Effective Date and acknowledges, confirms and agrees that the disclosures and information of such Co-Borrower provided to Bank in such Perfection Certificate have not changed, as of the date hereof.

7. Integration. This Agreement and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.

8. Counterparts. This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

9. Miscellaneous.

9.1 This Agreement shall constitute a Loan Document under the Loan Agreement; the failure to comply with the covenants contained herein shall constitute an Event of Default under the Loan Agreement; and all obligations included in this Agreement (including, without limitation, all obligations for the payment of principal, interest, fees, and other amounts and expenses) shall constitute obligations under the Loan Agreement and secured by the Collateral.

9.2 Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

10. Governing Law. This Agreement and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of California.

11. Effectiveness. This Agreement shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, and (b) Co-Borrowers’ payment to Bank of (i) an amendment fee equal to Thirteen Thousand Seven Hundred Fifty Dollars ($13,750) and (ii) all Bank Expenses incurred through the date hereof.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

BANK:		CO-BORROWERS:

SILICON VALLEY BANK		UPSTART HOLDINGS, INC.

By:	/s/ Chris Vind	By:	/s/ Sanjay Datta
Name:	Christopher Vind	Name:	Sanjay Datta
Title:	Director	Title:	Chief Financial Officer

UPSTART NETWORK, INC.

		By:	/s/ Sanjay Datta
		Name:	Sanjay Datta
		Title:	Chief Financial Officer

[Signature Page to Sixth Amendment to Amended and Restated Loan and Security Agreement]